    As filed with the Securities and Exchange Commission on October 8, 1997



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20529


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) September 22, 1997



Commission File Number:  000-22685


                            VORNADO REALTY L.P.
             (Exact name of registrant as specified in its charter)


                 MARYLAND                                    13-3925979
(State or other jurisdiction of incorporation)             (I.R.S. Employer
                                                          Identification Number)


PARK 80 WEST, PLAZA II, SADDLE BROOK, NEW JERSEY                 07663
    (Address of principal executive offices)                   (Zip Code)


                                 (201) 587-1000
              (Registrant's telephone number, including area code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Items 1-4     Not Applicable.


  Item 5.     Other Events.

              CHARLES E. SMITH:

                  On September 22, 1997, Vornado Realty Trust entered into an agreement to acquire a 15% limited partnership interest in Charles
              E. Smith Commercial Realty, L.P. for $60 million. Charles E. Smith Commercial Realty, L.P. is being formed to own interests in and manage approximately 7.2 million square feet of office properties in Crystal City, Alexandria, Virginia, a suburb of Washington, D.C., and to manage an additional 14 million square feet of office and other commercial properties in the Washington, D.C. area. The Crystal City properties in which Charles E. Smith Commercial Realty, L.P. will own an interest, are now owned by other various Charles E. Smith affiliates. The closing, which is expected to occur at the end of October, is subject to receipt of consents from various parties and other conditions.

              HOTEL PENNSYLVANIA:

                  On September 25, 1997, Vornado Realty Trust acquired a 40%
              interest in the Hotel Pennsylvania, which is located on Seventh Avenue in New York City opposite Madison Square Garden. The property was acquired in a joint venture with Hotel Properties Limited and Planet Hollywood International, Inc. The venture intends to create a sports-themed hotel and entertainment complex. Under the joint venture agreement, Hotel Properties Limited and Planet Hollywood International, Inc. will have 40% and 20% interests, respectively. The joint venture acquired the hotel for approximately $159 million, of which $120 million is newly-issued 5 year financing. The Hotel Pennsylvania contains approximately 800,000 square feet of hotel space with 1,700 rooms and 400,000 square feet of retail and office space. Vornado will manage the site's retail and office space, and Hotel Properties will manage the hotel.

              COLD STORAGE:

                  On September 26, 1997, Vornado Realty Trust entered into
              merger agreements pursuant to which its newly formed preferred stock affiliates ("Preferred Stock Affiliates") will acquire Americold Corporation ("Americold") and URS Logistics, Inc. ("URS") (collectively "Cold Storage"). The consideration for the Americold transaction is approximately $582 million, including $111 million in cash and $471 million in indebtedness. The consideration for the URS transaction is approximately $367 million, including $178 million in cash and $189 million in indebtedness.

                  The Preferred Stock Affiliates entered into an agreement with
              Crescent Real Estate Equities Limited Partnership ("Crescent") to make these acquisitions pursuant to which the Preferred Stock Affiliates would hold a 60% interest in the investment and Crescent a 40% interest.

                  Affiliates of Kelso & Company, Inc., which have a controlling interest in both Americold and URS, have granted consents or irrevocable proxies with respect to both transactions. Each transaction is not conditioned on the closing of the other, and both are expected to close in the fourth quarter of 1997.

                  The forgoing is qualified in its entirety by reference to
              Exhibits 99.3 through 99.6.

                  The Charles E. Smith, Hotel Pennsylvania and Cold Storage
              transactions were arrived at through arm's-length negotiations and were consummated through a subsidiary of Vornado Realty L.P.. Vornado Realty Trust owns 90.4% of Vornado Realty L.P. (the "Operating Partnership") and is the sole general partner.

  Item 6.     Not Applicable.

  Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

   (a) - (b)     There are filed herewith (a) the historical financial
              statements of Americold, URS, Montehiedra Town Center ("Montehiedra") and the Riese Properties ("Riese") commencing on page 7 and (b) the Condensed Consolidated Pro Forma Balance Sheet of the Operating Partnership as of June 30, 1997 and the Condensed Consolidated Pro Forma Statement of Income of the Operating Partnership for the six months ended June 30, 1997 and the year ended December 31, 1996, commencing on page 68, prepared to give Pro Forma effect to the proposed acquisition of Americold and URS, completed acquisitions of Montehiedra and Riese and investments in Charles E. Smith Commercial Realty L.P. and the Hotel Pennsylvania. The Pro Forma data also includes certain previously reported acquisitions which were included in Form 8-K's previously filed with the Securities and Exchange Commission in 1997.

   (c)        Exhibits.

              Exhibit No.                             Exhibit
              -----------                             -------
                  23.1     Consent of KPMG Peat Marwick LLP

                  23.2     Consent of KPMG Peat Marwick LLP

                  23.3     Consent of Deloitte & Touche LLP

                  23.4     Consent of Deloitte & Touche LLP

                  23.5     Consent of Deloitte & Touche LLP


               Exhibit No.                    Exhibit
               -----------                    -------
                  99.1     Press Release, dated September 22, 1997, of Vornado
                           Realty Trust, announcing the acquisition of a 15%
                           limited partnership interest in Charles E. Smith
                           Commercial Realty, L.P.

                  99.2     Press Release, dated September 25, 1997, of Vornado
                           Realty Trust, announcing the acquisition of a 40% interest in Hotel Pennsylvania.

                  99.3     Press Release, dated September 29, 1997, of Vornado
                           Realty Trust, announcing the acquisition of Americold
                           Corporation and URS Logistics, Inc. and the formation of a partnership with Crescent Real Estate Equities
                           Company.

                  99.4     Agreement and Plan of Merger, dated as of September
                           26, 1997 among Vornado Realty Trust, Atlanta Parent,
                           Inc., Atlanta Storage Acquisition Co. and URS
                           Logistics, Inc.

                  99.5     Agreement and Plan of Merger, dated as of September
                           26, 1997 among Vornado Realty Trust, Portland Parent,
                           Inc., Portland Storage Acquisition Co. and Americold
                           Corporation.

                  99.6     Agreement dated September 28, 1997 between Atlanta
                           Parent Incorporated, Portland Parent Incorporated and Crescent Real Estate Equities Limited
                           Partnership.

      Item 8.  Not Applicable.

                                                                                    Page
      7(a) Financial statements                                                     Reference
                                                                                   ---------
               Americold Corporation

                  Independent Auditors' Report..........................................7
                  Consolidated Balance Sheets as of the
                   last day of February 1996 and 1997...................................8
                  Consolidated Statements of Operations
                   for the years ended on the last day of
                   February 1995, 1996 and 1997........................................10
                  Consolidated Statements of Common Stockholders' Deficit for
                   the years ended on the last day of February 1995, 1996 and
                   1997............................................................... 11
                  Consolidated Statements of Cash Flows for the
                   years ended on the last day of
                       February 1995, 1996 and 1997................................... 12
                  Notes to Consolidated Financial Statements as of
                   the last day of February 1996 and 1997............................. 14
                  Consolidated Balance Sheet as of the last day
                       of August 1997................................................. 35
                  Consolidated Statements of Operations for the
                       six months ended on the last day of
                       August 1996 and 1997........................................... 36
                  Consolidated Statements of Cash Flows, for the
                       six months ended on the last day of
                       August 1996 and 1997........................................... 37
                  Notes to Consolidated Financial Statements as
                       of the last day of August 1996 and 1997........................ 38

               URS Logistics, Inc. and Subsidiary

                  Independent  Auditor's Report....................................... 42
                  Consolidated Balance Sheets as of
                       December 31, 1996 and 1995..................................... 43
                  Consolidated Statements of Operations for the
                       Years ended December 31, 1996, 1995
                       and 1994....................................................... 44
                  Consolidated Statements of Stockholders' Equity
                       for the Years ended December 31, 1996, 1995
                       and 1994....................................................... 45
                  Consolidated Statements of Cash Flows for the
                       Years ended December 31, 1996, 1995 and 1994................... 46
                  Notes to Consolidated Financial Statements as
                       of and for the Years ended December 31, 1996
                       and 1995....................................................... 48

                                                                                    Page
                                                                                  Reference
                                                                                  ---------
                  Consolidated Balance Sheet as of June 30, 1997..................... 55
                  Consolidated Statements of Operations for the
                       six months ended June 30, 1997 and 1996....................... 57
                  Consolidated Statements of Cash Flows for the
                       six months ended June 30, 1997 and 1996....................... 58
                  Notes to Consolidated Financial Statements
                       as of and for the six months ended
                       June 30, 1997 and 1996........................................ 59

               Montehiedra Town Center

                  Independent Auditors' Report....................................... 60
                  Statements of Revenue and Certain Expenses for
                       the Year ended December 31, 1996 and the
                       three months ended March 31, 1997 and 1996.................... 61
                  Notes to Statements of Revenue and Certain Expenses................ 62

               Riese Properties

                  Independent Auditors' Report....................................... 64
                  Statement of Revenues and Certain Expenses
                       for the Year ended April  30, 1997 and
                       the six months ended April 30, 1997 and 1996.................. 65
                  Notes to Statements of Revenues and Certain Expenses............... 66

 (b)  Pro Forma financial information

                  Condensed Consolidated Pro Forma Balance
                    Sheet as at June 30, 1997........................................ 69

                  Condensed Consolidated Pro Forma Income
                    Statement for the six months ended
                    June 30, 1997.................................................... 70

                  Condensed Consolidated Pro Forma Income
                    Statement for the Year ended
                    December 31, 1996................................................ 72

                  Notes to Condensed Consolidated Pro Forma
                    Financial Statements............................................. 74

[PEAT MARWICK LLP LETTERHEAD]

                          INDEPENDENT AUDITOR'S REPORT



The Board of Directors and Stockholders
Americold Corporation:

We have audited the consolidated balance sheets of Americold Corporation as of the last day of February 1996 and 1997, and the related consolidated statements of operations, common stockholders' deficit and cash flows for each of the years in the three-year period ended the last day of February 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Americold Corporation as of the last day of February 1996 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended the last day of February 1997, in conformity with generally accepted accounting principles.


                                              /s/  KPMG Peat Marwick LLP

Portland, Oregon
May 2, 1997

                              AMERICOLD CORPORATION

                           Consolidated Balance Sheets

                       Last day of February 1996 and 1997

                        (In Thousands, Except Share Data)


                       Assets                                                 1996       1997
                       ------                                                 ----       ----
Current assets:
  Cash and cash equivalents                                                $  20,857  $  13,702
  Trade receivables, less allowance for doubtful accounts
    of $218 and $396, respectively                                            25,461     27,560
  Other receivables                                                            3,512      3,138
  Prepaid expenses                                                             4,286      3,828
  Tax refund receivable                                                        3,336      2,636
  Other current assets                                                           845        891
                                                                           ---------   --------

      Total current assets                                                    58,297     51,755

Net property, plant and equipment                                            375,851    384,484
Cost in excess of net assets acquired, less accumulated
  amortization of $22,138 and $24,644, respectively                           77,255     74,749
Debt issuance costs, less accumulated amortization
  of $3,987 and $5,168, respectively                                           6,627     11,041
Other noncurrent assets                                                        8,962      9,005





                                                                           ---------  ---------
        Total assets                                                       $ 526,992  $ 531,034
                                                                           =========  =========



See accompanying notes to consolidated financial statements.

      Liabilities, Preferred Stock and Common Stockholders' Deficit           1996       1997
      -------------------------------------------------------------           ----       ----
Current liabilities:
  Accounts payable                                                          $  11,363   $  16,116
  Accrued interest                                                             19,056      18,466
  Accrued expenses                                                             11,604      13,660
  Deferred revenue                                                              5,707       5,555
  Current maturities of long-term debt                                          2,732       5,229
  Other current liabilities                                                     4,630       5,259
                                                                            ---------   ---------

      Total current liabilities                                                55,092      64,285

Long-term debt, less current maturities                                       461,667     465,834
Deferred income taxes                                                         102,041      98,524
Other noncurrent liabilities                                                    9,861      10,347
                                                                            ---------   ---------

      Total liabilities                                                       628,661     638,990
                                                                            ---------   ---------

Preferred stock, Series A, $100 par value.  Authorized 1,000,000
  shares; issued and outstanding 52,936 shares                                  5,771       5,753
                                                                            ---------   ---------

Common stockholders' deficit:
  Common stock, $.01 par value.  Authorized 10,000,000 shares; issued
    and outstanding 4,931,194 and 4,995,556 shares, respectively                   49          50
  Additional paid-in capital                                                   50,173      51,182
  Retained deficit                                                           (157,345)   (164,580)
  Adjustment for minimum pension liability                                       (317)       (361)
                                                                            ---------   ---------

      Total common stockholders' deficit                                     (107,440)   (113,709)

Commitments and contingencies                                                       -           -
                                                                            ---------   ---------

      Total liabilities, preferred stock and common stockholders' deficit   $ 526,992   $ 531,034
                                                                            =========   =========

                              AMERICOLD CORPORATION

                      Consolidated Statements of Operations

              Years ended last day of February 1995, 1996 and 1997

                      (In Thousands, Except Per Share Data)

                                                                       1995        1996        1997
                                                                       ----        ----        ----
Net sales                                                            $ 215,207   $ 279,788   $ 310,767
                                                                     ---------   ---------   ---------

Operating expenses:
  Cost of sales                                                        138,132     194,936     228,762
  Amortization of cost in excess of net assets acquired                  2,535       2,773       2,506
  Selling and administrative expenses                                   25,955      28,525      31,142
  Employee stock ownership plan expense                                    750         750         500
                                                                     ---------   ---------   ---------

      Total operating expenses                                         167,372     226,984     262,910
                                                                     ---------   ---------   ---------

      Gross operating margin                                            47,835      52,804      47,857
                                                                     ---------   ---------   ---------

Other income (expense):
  Interest income                                                        1,870       1,199         932
  Interest expense                                                     (55,344)    (56,610)    (56,678)
  Amortization of debt issuance costs                                   (1,276)       (964)     (1,185)
  Gain on insurance settlement                                          16,953           -           -
  Reorganization expenses                                                    -      (7,344)       (771)
  Other, net                                                               753        (591)        701
                                                                     ---------   ---------   ---------
      Total other expense                                              (37,044)    (64,310)    (57,001)
                                                                     ---------   ---------   ---------

      Income (loss) before income taxes and extraordinary item          10,791     (11,506)     (9,144)

Provision (benefit) for income taxes                                     5,227      (3,426)     (2,604)
                                                                     ---------   ---------   ---------

      Income (loss) before extraordinary item                            5,564      (8,080)     (6,540)

Extraordinary item, net of income tax benefit of $1,158                      -      (1,794)          -
                                                                     ---------   ---------   ---------

      Net income (loss)                                              $   5,564   $  (9,874)  $  (6,540)
                                                                     =========   =========   =========


Income (loss) per share:
  Income (loss) before extraordinary item                            $    1.00  $   (1.80)   $   (1.46)
  Extraordinary item                                                         -       (.37)           -
                                                                     ---------  ---------    ---------

      Net income (loss) per common share                             $    1.00   $  (2.17)   $   (1.46)
                                                                     =========   ========    =========

Weighted average number of shares outstanding                            4,864       4,867       4,952
                                                                     =========   =========   =========

See accompanying notes to consolidated financial statements.

                              AMERICOLD CORPORATION

             Consolidated Statements of Common Stockholders' Deficit

              Years ended last day of February 1995, 1996 and 1997

                        (In Thousands, Except Share Data)

                                                                                    Adjustment
                                                                                       for
                                                          Additional                  minimum     Total common
                                                Common     paid-in      Retained      pension     stockholders'
                                                stock      capital       deficit     liability       deficit
                                                -----      -------       -------     ---------       -------
Balance last day of February 1994              $     49    $ 49,082    $(151,653)    $    (55)     $(102,577)

Purchase of common stock (3,065 shares)               -         (60)           -            -            (60)
11.5% preferred stock dividend                        -           -         (190)           -           (190)
Undeclared cumulative preferred stock dividend        -           -         (496)           -           (496)
Adjustment for minimum pension liability              -           -            -           12             12
Net income                                            -           -        5,564            -          5,564
                                               --------    --------     --------     --------       --------

Balance last day of February 1995                    49      49,022     (146,775)         (43)       (97,747)

Issuance of common stock (26,685 shares)              -         436            -            -            436
13.5% preferred stock dividend                        -         715         (219)           -            496
Undeclared cumulative preferred stock dividend        -           -         (477)           -           (477)
Adjustment for minimum pension liability              -           -            -         (274)          (274)
Net loss                                              -           -       (9,874)           -         (9,874)
                                               --------    --------     --------     --------      ---------

Balance last day of February 1996                    49      50,173     (157,345)        (317)      (107,440)

Issuance of common stock (64,362 shares)              1       1,009            -            -          1,010
13.5% preferred stock dividend                        -           -         (237)           -           (237)
Undeclared cumulative preferred stock dividend        -           -         (458)           -           (458)
Adjustment for minimum pension liability              -           -            -          (44)           (44)
Net loss                                              -           -       (6,540)           -         (6,540)
                                               --------    --------     --------     --------       --------

Balance last day of February 1997              $     50    $ 51,182    $(164,580)    $   (361)     $(113,709)
                                               ========    ========    =========     ========      =========


See accompanying notes to consolidated financial statements.

                              AMERICOLD CORPORATION

                      Consolidated Statements of Cash Flows

              Years ended last day of February 1995, 1996 and 1997

                                 (In Thousands)


                                                                        1995        1996        1997
                                                                        ----        ----        ----
Cash flows from operating activities:
  Net income (loss)                                                 $   5,564   $ (9,874)    $  (6,540)
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
      Depreciation                                                     20,140     19,682        20,697
      Amortization of cost in excess of net assets acquired             2,535      2,773         2,506
      Amortization of debt issuance costs                               1,276        964         1,185
      Amortization of original issue discount                           1,369        430             -
      Gain (loss) on sale of assets                                      (286)      (555)           25
      Gain on insurance settlement                                    (16,953)         -             -
      Other amortization                                                  302        570           570
      Write-off of unamortized issuance costs                               -        962             -
      Write-off of original issuance discount                               -      1,989             -
      Write-off of long-term investment                                     -        750             -
      Change in assets and liabilities:
        Receivables                                                    (6,952)    (6,358)       (1,725)
        Prepaid expenses                                               (1,268)       954           458
        Tax refund receivable                                           1,012     (3,057)          700
        Other current assets                                              (67)      (150)          (46)
        Accounts payable                                                 1,291      4,622        4,753
        Accrued interest                                                   349      1,373         (590)
        Accrued expenses                                                 3,833        259        2,806
        Deferred revenue                                                 1,142       (207)        (152)
        Other current liabilities                                       (1,032)       718          629
        Deferred income taxes                                            1,540     (4,057)      (3,517)
        Other noncurrent liabilities                                    (1,111)       772       (2,901)
                                                                    ----------  ---------    ---------

          Net cash provided by operating activities                     12,684     12,560       18,858
                                                                    ----------  ---------    ---------

See accompanying notes to consolidated financial statements.

                              AMERICOLD CORPORATION

                                 (In Thousands)


                                                                              1995             1996            1997
                                                                              ----             ----            ----
Cash flows from investing activities:
  Proceeds from sale of assets                                             $  1,105        $   6,169        $   1,658
  Expenditures for property, plant and equipment                            (13,203)         (34,183)         (33,634)
  Purchase of long-term investment                                             (447)              --               --
  Proceeds from insurance policies                                           26,343               --               --
  Expenditures for logistics software                                        (1,650)            (230)             (56)
  Other items, net                                                              287              646              943
                                                                           --------        ---------        ---------
        Net cash provided (used) by investing activities                     12,435          (27,598)         (31,089)
                                                                           --------        ---------        ---------

Cash flows from financing activities:
  Principal payments under capital lease and other
    debt obligations                                                         (2,087)          (2,752)          (2,425)
  Proceeds from mortgage                                                     13,475               --           15,222
  Retirement of note and mortgage                                            (9,044)              --          (11,376)
  Proceeds from sale of senior subordinated notes                                --               --          120,000
  Retirement of senior subordinated debentures                                   --               --         (115,000)
  Retirement of mortgage bonds                                                   --          (10,000)              --
  Release of escrow funds                                                     2,714           20,083            4,820
  Deposit of escrow funds                                                        --           (4,768)              --
  Debt issuance costs                                                          (846)            (269)          (5,668)
  Purchase of treasury stock                                                    (60)              --               --
  Issuance of stock                                                              --              438              218
  Preferred stock dividend                                                       --               --             (715)
                                                                           --------        ---------        ---------
          Net cash provided by financing activities                           4,152            2,732            5,076
                                                                           --------        ---------        ---------

          Net increase (decrease) in cash and cash equivalents               29,271          (12,306)          (7,155)

Cash and cash equivalents at beginning of year                                3,892           33,163           20,857
                                                                           --------        ---------        ---------
Cash and cash equivalents at end of year                                   $ 33,163        $  20,857        $  13,702
                                                                           ========        =========        =========

Supplemental disclosure of cash flow information:
  Cash paid during the year for interest, net of
    amounts capitalized                                                    $ 53,626        $  54,806        $  57,268
  Cash paid during the year for income taxes                                  2,675            2,531               58
Supplemental schedule of noncash investing and financing activities:
    Capital lease obligations incurred to lease new
      equipment                                                               1,120              844              243
    Sale proceeds placed in escrow                                            1,483              450            5,334
    Exchange of senior subordinated debentures                                   --          115,000               --
    Employee stock ownership plan contribution made
      with common stock                                                          --               --              750

See accompanying notes to consolidated financial statements.

                              AMERICOLD CORPORATION

                   Notes to Consolidated Financial Statements

                       Last day of February 1996 and 1997



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Accounting policies and methods of their application that significantly affect the determination of financial position, cash flows and results of operations are as follows:


         (a)      Business Description

         Americold Corporation (the "Company") provides integrated logistics services for the frozen food industry consisting of warehousing and transportation management. These services are provided through the Company's network of 49 refrigerated warehouses and its refrigerated transportation management unit. The Company has a wholly-owned warehousing subsidiary, Americold Services Corporation.

         In addition, the Company operates a limestone quarry. This business is not significant to the Company as a whole and is not required to be reported as a separate industry segment.


         (b)      Principles of Consolidation

         The consolidated financial statements include the accounts of Americold Corporation and its wholly-owned subsidiary. All significant intercompany transactions, profits and balances have been eliminated.


         (c)      Property, Plant and Equipment

         Property, plant and equipment are stated at cost. Depreciation is generally provided on the straight-line method over the estimated useful lives of the respective assets ranging from 3 to 45 years for financial reporting purposes and on accelerated methods for income tax purposes where possible. Property held under capital leases (at capitalized value) is amortized on the straight-line method over its estimated useful life, limited generally by the lease period. The

                              AMERICOLD CORPORATION
         amortization of the property held under capital leases is included with depreciation expense. Estimated remaining useful lives are reviewed periodically for reasonableness and any necessary change is generally effected at the beginning of the accounting period in which the revision is adopted.

         Maintenance and repairs are expensed in the year incurred; major renewals and betterments of equipment and refrigeration facilities are capitalized and depreciated over the remaining life of the asset.


         (d)      Cost in Excess of Net Assets Acquired

         On December 24, 1986, all the outstanding capital stock of the Company was acquired by a private group consisting of affiliates of Kelso & Company, Inc., certain institutional investors and certain key employees and members of the Company's management. The acquisition of the Company was accounted for as a purchase. An allocation of the purchase price was made to the acquired assets and liabilities based on their estimated fair market values at the date of acquisition. The unallocated purchase price is the Company's estimate of goodwill associated with the acquisition and is being amortized using the straight-line method over a period of 40 years.

         The Company assesses the recoverability of the goodwill by determining whether the amortization of the goodwill balance over its remaining useful life can be recovered through projected undiscounted future net income. The amount of goodwill impairment, if any, is measured based on projected discounted future net income using a discount rate reflecting the Company's current average cost of funds.



         (e)      Debt Issuance Costs

         Debt issuance costs incurred are amortized over the term of the related debt.

                              AMERICOLD CORPORATION

         (f)      Income Taxes

         Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.

         (g)      Management Estimates and Assumptions

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (h)      Revenue Recognition

         The Company's revenues are primarily derived from services provided to customers in both handling and storing frozen products and from freight services. Handling and storage revenue is based primarily upon the total weight of frozen product received into and held in storage and is recognized as earned, not as billed. Differences between revenue earned and revenue billed are recorded as deferred revenue. Approximately 50% of the handling revenue is deferred until the customer's products are released. The freight services revenues and direct costs are recognized upon delivery of freight.

         (i)      Income (Loss) Per Share

         Income (loss) per common share is computed by dividing net income
         (loss) less preferred dividend requirements, by the weighted average of common shares outstanding.

         (j)      Major Customers

         Consolidated net sales to H. J. Heinz Company and subsidiaries amounted to approximately $45.5 million, $108.1 million and $149.9 million in the years ended

                              AMERICOLD CORPORATION
         the last day of February 1995, 1996 and 1997, respectively. No other customer accounted for 10% or more of consolidated net sales.

         (k)      Cash and Cash Equivalents

         All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents. There were cash equivalents of $15.4 million and $10.0 million as of the last day of February 1996 and 1997, respectively.

         (l)      New Accounting Standards

         Effective March 1, 1996, the Company adopted Financial Accounting Standard Board Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement generally requires assessment of recoverability of an asset after events or circumstances that indicate an impairment to the asset and its future cash flows. Any impairment loss would be recognized as a one-time charge to earnings affecting results of operations, but would not affect the cash flow of the Company. There was no impairment loss to report upon adoption.

         Effective March 1, 1996, the Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). SFAS No. 123 requires that, except for transactions with employees that are within the scope of Accounting Principles Board Opinion No. 25 ("APB No. 25"), all transactions in which goods or services are the consideration received for the issuance of equity instruments are to be accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. However, it also allows an entity to continue to measure compensation costs for those plans using the intrinsic value based method of accounting prescribed by APB No. 25. Entities electing to follow the accounting methods of APB No. 25 must make pro forma disclosures of net income and, if presented, earnings per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied.

                              AMERICOLD CORPORATION

         Pro forma disclosures required for entities that elect to continue to measure compensation cost using APB No. 25 must include the effects of all awards granted in fiscal years that begin after December 15, 1994. The Company has elected to continue using APB No. 25 and make the necessary SFAS No. 123 pro forma disclosures.

         The Company has not implemented the requirements of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"), although it will be required to do so for fiscal years beginning March 1, 1997 and thereafter.

         This Statement establishes a different method of computing net income per share than is currently required under the provisions of Accounting Principles Board Opinion No. 15. Under SFAS No. 128, the Company will be required to present both basic net income per share and diluted net income per share. The Company estimates that the adoption of SFAS No. 128 will not have a material impact on its income per share.



(2)      Net Property, Plant and Equipment

         Net property, plant and equipment consists of the following (in thousands):

                                                Last day
                                               of February
                                         -----------------------
                                           1996           1997
                                           ----           ----
Land                                     $ 31,911       $ 35,038
Refrigerated facilities, buildings
and land improvements                     450,402        467,496
Machinery and equipment                    67,661         74,599
                                         --------       --------
                                          549,974        577,133

Less accumulated depreciation             174,123        192,649
                                         --------       --------

                                         $375,851       $384,484
                                         ========       ========

                              AMERICOLD CORPORATION

(3)      Other Noncurrent Assets


         Other noncurrent assets consist of the following (in thousands):

                                            Last day
                                           of February
                                           -----------
                                        1996         1997
                                        ----         ----
Restricted funds held by trustee       $5,037       $5,407
Real estate owned                         300          300
Security deposits                         261          261
Other                                   3,364        3,037
                                       ------       ------

                                       $8,962       $9,005
                                       ======       ======

(4)      Leases

         Assets under capital leases are included in net property, plant and equipment and consist of the following (in thousands):

                                           Last day
                                          of February
                                          -----------
                                        1996         1997
                                        ----         ----
Refrigerated facilities,
buildings and land improvements       $ 7,075       $ 7,075
Machinery and equipment                 4,635         3,124
                                      -------       -------
                                       11,710        10,199
Less accumulated depreciation           4,108         3,368
                                      -------       -------

                                      $ 7,602       $ 6,831
                                      =======       =======

                              AMERICOLD CORPORATION

         Future minimum lease payments under noncancelable leases for years ended after the last day of February 1997 are as follows (in thousands):

         Year ending the last                           Capital       Operating
           day of February                              leases         leases
           ---------------                              ------         ------

                  1998                                  $  4,013        $  6,298
                  1999                                       782           5,348
                  2000                                       590           4,290
                  2001                                       509           3,211
                  2002                                       350           3,072
                 Thereafter                                  742          20,540
                                                        --------       ---------

                 Total minimum lease payments           $  6,986        $ 42,759
                                                                        ========

         Less amounts representing interest                1,235
                                                        --------
                 Present value of net minimum
                   lease payments                       $  5,751
                                                        ========

         Included in expenses for the years ended the last day of February 1995, 1996 and 1997 are approximately $9.5 million, $7.7 million and $7.2 million, respectively, of rental expense net of sublease rentals for operating leases.

         The Company has arranged for up to $25.0 million in lease financing of which approximately $17.7 million was used as of the last day of February 1997.

         In November 1996, the Company entered into a sale/leaseback transaction of its Pasco, Washington facility. Of the approximately $6.8 million of net proceeds, the Company received approximately $1.5 million at closing and the remaining $5.3 million was placed in escrow with the Trustee under the indenture governing the Company's first mortgage bonds. The Company has until November 1997 to substitute the unencumbered property for the total amount of cash, or any portion thereof, held in escrow. Any escrowed funds remaining after the one year period will be used to repurchase outstanding mortgage bonds. The deferred gain resulting from the sale/leaseback transaction of approximately $2.7 million is being amortized over the approximate ten year life of the lease.

                              AMERICOLD CORPORATION

(5)      Accrued Expenses


         Accrued expenses consist of the following (in thousands):

                                                            Last day
                                                           of February
                                                    -------------------------
                                                      1996             1997
                                                    ---------       ---------
         Accrued payroll                            $   3,565       $   3,747
         Accrued vacation pay                           2,462           2,831
         Accrued taxes                                  1,022           1,163
         Accrued employee stock ownership
           plan contribution                              750             500
         Other                                          3,805           5,419
                                                    ---------       ---------

                                                    $  11,604       $  13,660
                                                    =========       =========




(6)      Other Current Liabilities

         Other current liabilities consist of the following (in thousands):

                                                          Last day
                                                         of February
                                                  -------------------------
                                                    1996             1997
                                                  ---------       ---------
         Workers' compensation                    $     991       $     693
         Pension                                      1,100           2,110
         Other                                        2,539           2,456
                                                  ---------       ---------

                                                  $   4,630       $   5,259
                                                  =========       =========

                              AMERICOLD CORPORATION

(7)      Long-term Debt

         Long-term debt consists of the following (in thousands):

                                                          Last day
                                                         of February
                                                         -----------
                                                     1996           1997
                                                     ----           ----
Capital lease obligations (9.3% and 9.1%
  weighted average interest rate,
  respectively)                                    $  6,720       $  5,751
Senior subordinated debentures - 15% fixed
  due May 1, 2007                                   115,000             --
Senior subordinated notes - 12.875% fixed,
  due May 1, 2008.  Interest rate may
  increase by 1% effective November 1, 1997              --        120,000
First mortgage bonds, Series A - 11.45%
  fixed, due June 30, 2002, interest
  payments only to January 1, 1999
  with principal amortization commencing
  July 1, 1999                                      140,000        140,000
First mortgage bonds, Series B - 11.5%
  fixed, due March 1, 2005, interest
  payments only to September 1, 2003
  with a mandatory sinking fund payment
  of $88,125 on March 1, 2004                       176,250        176,250
Mortgage notes payable - various interest
  rates ranging from 8.6% to 13.6% requiring
  monthly principal and interest payments
  with maturities ranging from 2006 to 2017          26,429         29,062
                                                   --------       --------
                                                    464,399        471,063
Less current maturities of long-term debt             2,732          5,229
                                                   --------       --------

                                                   $461,667       $465,834
                                                   ========       ========

                              AMERICOLD CORPORATION

         The Company has issued first mortgage bonds and the bonds are secured by mortgages or deeds of trust on 31 of the Company's facilities. The Company entered into an indenture in connection with the issuance of the first mortgage bonds which, like the Company's revolving credit agreement with the Company's primary bank, requires the Company to meet certain affirmative and restrictive covenants. Significant restrictive items include, among others, limitations on additional indebtedness, liens, dividends, capital expenditures, asset dispositions, lease commitments and investments. Also, certain "pro forma debt service" ratios and senior debt to net worth ratios must be maintained. At February 28, 1997, the Company was in compliance with all such covenants.

         The Company was notified in December 1996 that the Metropolitan Life Insurance Company (the "Met") sold its entire $140 million holdings of the Company's Series A, 11.45% First Mortgage Bonds. As a result of such transaction, the Second Amended and Restated Investment Agreement, dated May 5, 1995, between the Met and the Company, which included certain financial covenants and other restrictive covenants, was terminated.

         On April 9, 1996, the Company sold $120.0 million aggregate principal amount of the Company's 12.875% Notes. The interest rate on the 12.875% Notes can be increased from 12.875% to 13.875% if the 12.875% Notes are not rated "B3 or higher" by Moody's Investor Services, and "B- or higher" by Standard & Poor's, by November 1, 1997. The 12.875% Notes have been rated "B-" by Standard & Poor's since they were issued, and as of February 28, 1997, "Caa" by Moody's Investor Services.

         The available amount under the Company's revolving credit agreement was $23.1 million as of the last day of February 1997, of which $8.7 million of letters of credit were outstanding. No cash borrowings were outstanding at February 28, 1997.

         As of the last day of February 1997, aggregate annual maturities of long-term debt are as follows (in thousands):

                              AMERICOLD CORPORATION

               Year ended the last
                 day of February
               -------------------
                        1998                                $   5,229
                        1999                                    2,463
                        2000                                   32,502
                        2001                                   38,642
                        2002                                   38,282
                        Thereafter                            353,945
                                                            ---------
                                                            $ 471,063
                                                            =========



(8)      Employee Benefit Plans

         (a)      Defined Benefit Pension Plans

         The Company has defined benefit pension plans which cover substantially all employees, other than union employees covered by union pension plans under collective bargaining agreements. Benefits under these plans are based on years of credited service and compensation during the years preceding retirement or on years of credited service and established monthly benefit levels.

         Pension expense for all plans, including plans jointly administered by industry and union representatives, totaled $1.4 million, $1.7 million and $1.9 million for years ended the last day of February 1995, 1996 and 1997, respectively. Actuarial valuations for defined benefit plans are performed as of the end of the plan year. The most recent actuarial valuations are as of the last day of February 1997.

         The funded status of the Company's defined benefit pension plans and the accrued pension expense amounts recognized in the Company's consolidated financial statements within other noncurrent liabilities, as of the last day of February 1996 and 1997, are as follows (in thousands):

                              AMERICOLD CORPORATION

                                                                Last day of                       Last day of
                                                               February 1996                      February 1997
                                                       -----------------------------       ----------------------------
                                                       Plans with        Plans with        Plans with       Plans with
                                                        assets in        accumulated        assets in       accumulated
                                                        excess of        benefits in        excess of       benefits in
                                                       accumulated        excess of        accumulated       excess of
                                                        benefits           assets           benefits          assets
                                                       -----------       -----------       -----------      -----------
Actuarial present value of benefit obligations:
    Accumulated benefit obligations:
    Vested benefits                                     $ 19,902          $  7,382          $ 19,805          $ 7,740
    Nonvested benefits                                       220               128               947              316
                                                        --------          --------          --------          -------
                                                          20,122             7,510            20,752            8,056

  Effect of assumed future
    compensation increases                                 3,808                --             4,379               --
                                                        --------          --------          --------          -------

      Projected benefit obligations
        for services rendered to date                     23,930             7,510            25,131            8,056

Plan assets at fair value                                 20,644             6,005            22,227            6,659
                                                        --------          --------          --------          -------

      Projected benefit obligations in excess
        of plan assets                                     3,286             1,505             2,904            1,397

Unrecognized prior service cost                             (119)             (108)              (85)            (101)
Unrecognized net gain (loss) from past
  experience different from that assumed
  and effects of changes in assumptions                    1,323              (317)            1,277             (361)
                                                        --------          --------          --------          -------

      Accrued pension liability                         $  4,490          $  1,080          $  4,096          $   935
                                                        ========          ========          ========          =======



         Net periodic pension expense for the years ended the last day of February 1995, 1996 and 1997 includes the following components (in thousands):

                                                    Last day of February
                                              1995          1996          1997
                                            -------       -------       -------
Service cost - benefits earned
  during the period                         $ 1,107       $ 1,165       $ 1,186
Interest cost on projected
  benefit obligation                          2,121         2,293         2,431
Actual return on plan assets                 (2,554)       (4,301)       (2,826)
Net amortization and deferral                  (143)        1,541           109
                                            -------       -------       -------

                                            $   531       $   698       $   900
                                            =======       =======       =======

                              AMERICOLD CORPORATION

Actuarial assumptions used for determining pension liabilities were:

                                                       Last day of February
                                                 1995         1996         1997
                                                 ----         ----         ----
  Discount rate for interest cost                 8.5%         8.0%         8.0%
  Rate of increase in future
    compensation levels                           4.0%         4.0%         4.0%
  Expected long-term rate of
    return on plan assets                        10.5%        10.5%        10.5%


Plan assets are assigned to several investment management companies and are invested in various equity and fixed fund investments in accordance with the Company's investment policy.


(b)      Employee Stock Ownership Plan

         The Company established an employee stock ownership plan, effective March 1, 1987, which is intended to provide qualifying employees an equity interest in the Company, as well as potential retirement benefits. The trust established under the plan is designed to invest primarily in the Company's stock. Contributions by the Company, in the form of common or preferred stock of the Company, or cash, or a combination thereof, may be made to the trustee on behalf of eligible participants for each plan year as determined by the Company's Board of Directors. Participating employees with vested benefits, upon retirement or termination, have the option of retaining the stock or selling it back to the Company at its fair market value.


(c)      Postretirement Benefits Other Than Pensions

         In addition to providing retirement benefits, the Company provides certain health care and life insurance benefits for retired employees. These benefits are provided to substantially all employees other than certain union employees who have elected not to participate.

                              AMERICOLD CORPORATION

         The total of accumulated postretirement benefits obligation (APBO), which is an unfunded obligation, is as follows:


                                                     Last day of February
                                                1995          1996          1997
                                                ----          ----          ----
         Retirees                             $2,314        $2,375        $2,618
         Active employees                      1,511         1,832         2,209
                                              ------        ------        ------

                                              $3,825        $4,207        $4,827
                                              ======        ======        ======


         The components of net periodic postretirement expense for the years ended the last day of February are as follows (in thousands):

                                                   1995        1996        1997
                                                  -----       -----       -----
         Service cost benefits earned
           in period                              $ 104       $ 114       $ 123
         Interest cost on APBO                      313         334         383
         Amortization of unamortized
         prior service cost                         (22)        (22)         (8)
                                                  -----       -----       -----

                                                  $ 395       $ 426       $ 498
                                                  =====       =====       =====


         The discount rate used to determine the APBO and net periodic expense as of February 28, 1995 was 9.0%, and as of February 29, 1996 and February 28, 1997 was 8.5%.

         For fiscal 1997, an 11% increase in the medical cost trend rate was assumed. This rate is projected to decrease incrementally to 5.5% after nine years. A 1% increase in the medical trend rate would increase the APBO by $0.2 million and increase the net periodic expense by a negligible amount.

                              AMERICOLD CORPORATION

9.       Common Stockholders' Deficit


         The Company has reserved 300,000 shares of common stock for issuance under a stock option plan established in 1987. Under the plan, options are granted by the Compensation Committee of the Board of Directors to purchase common stock at a price not less than 85% of the fair market value on the date the option is granted.

         Stock options outstanding and transactions involving the stock option plan are summarized for the years ended the last day of February as follows:


                                                  1995                            1996                            1997
                                        ------------------------        ------------------------        ------------------------
                                                        Weighted                        Weighted                        Weighted
                                                        Average                         Average                         Average
                                                        Exercise                        Exercise                        Exercise
                                         Shares          Price           Shares          Price           Shares          Price
                                         ------          -----           ------          -----           ------          -----
Outstanding at beginning
  of year                               257,934          $16.06         253,795          $16.17         249,656          $15.45

Granted                                      --              --              --              --         160,000           12.30

Exercised                                    --              --              --              --         (21,748)          10.00

Cancelled                                    --              --              --              --        (160,000)          19.77

Forfeited                                (4,139)          10.00          (4,139)          10.00          (2,760)          10.00
                                        -------          ------         -------          ------         -------          ------


Outstanding at end of year              253,795          $16.17         249,656          $16.26         225,148          $11.63
                                        =======          ======         =======          ======         =======          ======


Options exercisable at
  year end                              185,795          $14.57         213,656          $15.45          65,148          $10.00
                                        =======          ======         =======          ======         =======          ======


Weighted average grant date
  fair value of options granted
  during the year                                        $    0                          $    0                          $ 2.67
                                                         ======                          ======                          ======




         The Company has computed the value of all options granted during fiscal 1997 using the minimum value method as prescribed under SFAS No. 123 for pro forma disclosure purposes. The following weighted average assumptions were used for the grants made in fiscal 1997: risk free interest rate at 6.875%; expected life of ten years; and dividend rate of zero percent.

                              AMERICOLD CORPORATION

         The total value of options granted during fiscal 1997 was computed at $428,000. The options granted in fiscal 1997 have a five-year vesting schedule and compensation will be amortized on a pro forma basis over that period.

         The options granted in fiscal 1997 had not vested as of the last day of February 1997 and therefore there would be no compensation cost in the current year under the pro forma disclosure provisions of SFAS No. 123.

         The effects of applying SFAS No. 123 in the pro forma disclosure are not indicative of future amounts.

         As of February 28, 1997, options for 225,148 shares were outstanding with exercise prices between $10.00 and $12.30, and a remaining weighted average contractual life of 6.7 years.




10.      Preferred Stock

         The Company has contributed shares of its Series A, variable rate, cumulative preferred stock to the Americold Employee Stock Ownership Plan (ESOP). The preferred stock is redeemable by participants of the plan. As of the last day of February 1996 and 1997, dividends not declared on the Company's cumulative preferred stock total approximately $477,000 and $458,000, respectively.


11.      Income Taxes

         The provision (benefit) for income taxes consists of the following (in thousands):

                                          1995            1996            1997
                                        -------         -------         -------
         Federal:
           Current                      $ 2,867         $    --         $   250
           Deferred                       1,494          (2,858)         (2,422)
                                        -------         -------         -------

                                          4,361          (2,858)         (2,172)
                                        -------         -------         -------

                              AMERICOLD CORPORATION

         State:
           Current                          820              --             112
           Deferred                          46            (568)           (544)
                                        -------         -------         -------

                                        $ 5,227         $(3,426)        $(2,604)
                                        =======         =======         =======

         Following is a reconciliation of the difference between income taxes computed at the federal statutory rate and the provision for income taxes (in thousands):

                                                  1995        1996        1997
                                                  ----        ----        ----
         Computed income tax expense
           (benefit) at federal statutory
           rate                                 $ 3,777     $(4,027)    $(3,200)
         State and local income taxes,
           net of federal income tax
           benefits                                 563        (369)       (280)
         Amortization of cost in excess of
           net assets acquired                      887         970         876
                                                -------     -------     -------

                                                $ 5,227     $(3,426)    $(2,604)
                                                =======     =======     =======


         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the related amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities as of the last day of February 1996 and 1997 are as follows (in thousands):

                                                          1996           1997
                                                          ----           ----
         Deferred tax liabilities:
         Property, plant and equipment, due to
           differences in depreciation and
           prior accounting treatment                  $(110,574)     $(109,099)
                                                       ---------      ---------

                              AMERICOLD CORPORATION

         Deferred tax assets:
         Receivables, due to allowance for
           doubtful accounts                                   86           155
         Employee compensation and other
           benefits                                         1,879         3,605
         Capital leases, net                                1,714         1,617
         Postretirement benefits other than
           pensions, due to accrual for
           financial reporting purposes                     1,650         1,794
         Alternative minimum tax credit
           carryforwards                                    2,865         3,192
         Other, net                                         1,659         1,532
                                                        ---------      --------

           Total deferred tax assets                        9,853        11,895
                                                        ---------      --------

         Net deferred tax liability
           before valuation allowance                    (100,721)      (97,204)

         Deferred tax asset valuation allowance            (1,320)       (1,320)
                                                        ---------      --------

                                                        $(102,041)     $(98,524)
                                                        =========      ========


         The valuation allowance for deferred tax assets as of March 1, 1995 was $1.3 million. The valuation allowance is required to reduce the amount of deferred tax assets to an amount which will more likely than not be realized.

         At February 28, 1997, the Company has an alternative minimum tax credit carryforward of approximately $3.2 million available to offset future regular taxes in excess of future alternative minimum taxes.


12.      Extraordinary Item

         In conjunction with the exchange of the senior subordinated debentures and the repurchase of the $10.0 million of first mortgage bonds in fiscal 1996, as discussed in note 15, unamortized original issue discount of approximately $2.0

                              AMERICOLD CORPORATION
         million and unamortized issuance costs of approximately $1.0 million were written off, resulting in an extraordinary loss, net of taxes, of approximately $1.8 million.


13.      Disclosures About The Fair Value of Financial Instruments

         Cash, Trade Receivables, Other Receivables, Accounts Payable and Accrued Expenses

         The carrying amount of these items approximates fair value because of the short maturity of these instruments.


         Long-Term Debt

         The fair values of each of the Company's long-term debt instruments are based on (a) the amount of future cash flows associated with each instrument discounted using the Company's current borrowing rate for similar debt instruments of comparable maturity; (b) in the case of the first mortgage bonds Series B and senior subordinated notes, market price; or (c) in the case of the first mortgage bonds - Series A, at par, because there is not a market for such securities (in thousands).

                                                             As of the last day
                                                              of February 1997
                                                              ----------------
                                                                         Estimated
                                                         Carrying       fair market
                                                          amount          value
                                                          ------          -----
         Senior subordinated notes                       $120,000       $124,500
         First mortgage bonds - Series A                  140,000        140,000
         First mortgage bonds - Series B                  176,250        185,063
         Mortgage notes payable                            29,062         29,062

                              AMERICOLD CORPORATION

         Limitations

         Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.


14.      Gain on Insurance Settlement

         Gain on insurance settlement of approximately $17.0 million relates to the Company's settlement of its first party claims with its insurance carriers for business interruption, property damage and out-of-pocket expenses with respect to the December 1991 fire at the Company's Kansas City, Kansas warehouse facility. No previous income recognition was determinable until the Company had settled all of the lawsuits and claims related to the fire.


15.      Plan of Reorganization Under Chapter 11

         On May 9, 1995, the Company filed a prepackaged plan of reorganization (the "Plan") under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Oregon (the "Court"). The principal purpose of the Plan was to reduce the Company's short-term cash requirements with respect to payments due on its subordinated indebtedness and to adjust certain restrictive financial covenants and certain other provisions contained in the Amended and Restated Investment Agreement, dated March 2, 1993, between the Company and the Met. On June 19, 1995, the Court approved the Company's Disclosure Statement dated April 14, 1995 and the Company's solicitation of votes to accept or reject the Plan, and confirmed the Plan. On June 30, 1995, the Plan became effective.

         In connection with the Plan, the Company rejected certain lease agreements relating to four warehouse facilities at Watsonville, Oakland and San Francisco, California; and Chicago, Illinois. In February 1996, the Company settled all lease rejection issues with the lessor of three properties located in Watsonville, Oakland

                              AMERICOLD CORPORATION
         and San Francisco, California. Such settlement did not involve the payment of any damages by the Company. In September 1996, the Company settled all lease rejection issues with the lessor of the Chicago, Illinois property. Such settlement, representing one year's rent recovery by the lessor as provided by the Bankruptcy Code, required a payment of approximately $0.4 million.

         The Company has expensed the settlement payment and related professional fees and all professional fees and similar expenditures incurred related to the prepackaged bankruptcy as "reorganization expenses."

                         PART I - Financial Information

Item 1.  Financial Statements

                              AMERICOLD CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                    Last day of February 1997 and August 1997
                        (In thousands, except share data)


                                                                            Last day of      Last day of
                                                                           February 1997     August 1997
                                                                           -------------     -----------
                                                                                             (Unaudited)
         ASSETS
Current assets:
  Cash and cash equivalents                                                  $  13,702        $  16,315
  Trade receivables, net                                                        27,560           28,677
  Other receivables, net                                                         3,138            3,319
  Prepaid expenses                                                               3,828            3,276
  Tax refund receivable                                                          2,636            2,669
  Other current assets                                                             891              733
                                                                             ---------        ---------
      Total current assets                                                      51,755           54,989

Property, plant and equipment, less accumulated depreciation
  of $192,649 and $202,385, respectively                                       384,484          375,501
Cost in excess of net assets acquired, less accumulated
  amortization of $24,644 and $25,897, respectively                             74,749           73,496
Other noncurrent assets                                                         20,046           19,425
                                                                             ---------        ---------

      Total assets                                                           $ 531,034        $ 523,411
                                                                             =========        =========


         LIABILITIES, PREFERRED STOCK AND COMMON STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable                                                           $  16,116        $  12,989
  Accrued interest                                                              18,466           18,161
  Accrued expenses                                                              13,660           13,993
  Deferred revenue                                                               5,555            6,022
  Current maturities of long-term debt                                           5,229            5,242
  Other current liabilities                                                      5,259            5,119
                                                                             ---------        ---------
      Total current liabilities                                                 64,285           61,526

Long-term debt, less current maturities                                        465,834          464,581
Deferred income taxes                                                           98,524           97,532
Other noncurrent liabilities                                                    10,347           10,443
                                                                             ---------        ---------
      Total liabilities                                                        638,990          634,082
                                                                             ---------        ---------

Preferred stock, $100 par value; authorized 1,000,000 shares;
  issued and outstanding 52,936 and 46,797 shares, respectively                  5,753            5,477
                                                                             ---------        ---------

Common stockholders' deficit:
  Common stock, $.01 par value; authorized
    10,000,000 shares; issued and outstanding 4,995,556 and
    5,037,823 shares, respectively                                                  50               50
  Additional paid-in capital                                                    51,182           51,870
  Retained deficit                                                            (164,580)        (167,707)
  Equity adjustment to recognize minimum pension liability                        (361)            (361)
                                                                             ---------        ---------
      Total common stockholders' deficit                                      (113,709)        (116,148)
                                                                             ---------        ---------

      Total liabilities, preferred stock and
      common stockholders' deficit                                           $ 531,034        $ 523,411
                                                                             =========        =========

See accompanying notes to consolidated financial statements.

                              AMERICOLD CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS

          Three and six months ended last day of August 1996 and 1997
                     (In thousands, except per share data)


                                          Three months    Three months    Six months      Six months
                                             ended           ended           ended           ended
                                          last day of     last day of     last day of     last day of
                                          August 1996     August 1997     August 1996     August 1997
                                          -----------     -----------     -----------     -----------
                                          (Unaudited)     (Unaudited)     (Unaudited)     (Unaudited)

Net sales                                   $ 73,139        $ 73,299        $152,535        $145,807
                                            --------        --------        --------        --------

Operating expenses:
  Cost of sales                               55,024          53,457         114,489         106,085
  Amortization of cost in excess of
    net assets acquired                          626             626           1,253           1,253
  Selling and administrative expenses          7,312           7,545          15,035          15,219
                                            --------        --------        --------        --------

      Total operating expenses                62,962          61,628         130,777         122,557
                                            --------        --------        --------        --------

Gross operating margin                        10,177          11,671          21,758          23,250
                                            --------        --------        --------        --------
Other (expense) income:
  Interest expense                           (13,721)        (13,893)        (29,256)        (27,816)
  Reorganization expenses                       (403)             --            (403)             --
  Other, net                                     (46)            722             468             785
                                            --------        --------        --------        --------

      Total other expense                    (14,170)        (13,171)        (29,191)        (27,031)
                                            --------        --------        --------        --------

Loss before income taxes                      (3,993)         (1,500)         (7,433)         (3,781)
Benefit for income taxes                       1,320             343           2,424             992
                                            --------        --------        --------        --------

Net loss                                    $ (2,673)       $ (1,157)       $ (5,009)       $ (2,789)
                                            ========        ========        ========        ========

Net loss per common share                   $  (0.58)       $  (0.26)       $  (1.09)       $  (0.62)
                                            ========        ========        ========        ========

Weighted average number of shares
  outstanding                                  4,931           5,012           4,931           5,004
                                            ========        ========        ========        ========


See accompanying notes to consolidated financial statements.

                              AMERICOLD CORPORATION

                    CONSOLIDATED STATEMENTS OF CASH FLOWS Six
                  months ended last day of August 1996 and 1997
                                 (In thousands)


                                                                   Six months      Six months
                                                                   ended last      ended last
                                                                     day of          day of
                                                                  August 1996     August 1997
                                                                  -----------     -----------
                                                                  (Unaudited)     (Unaudited)
Cash flows from operating activities:
  Net loss                                                        $  (5,009)       $(2,789)
  Adjustments to reconcile net loss to
   net cash provided (used) by operating activities:
    Depreciation                                                     10,203         10,534
    Amortization and other noncash expenses                           2,086          2,310
    Changes in assets and liabilities                                (5,826)          (176)
    Provision for deferred taxes                                     (2,424)          (992)
                                                                  ---------        -------
      Net cash provided (used) by operating activities                 (970)         8,887
                                                                  ---------        -------

Cash flows from investing activities:
  Net expenditures for property, plant
    and equipment                                                   (15,220)        (5,979)
  Other items, net                                                      291            754
                                                                  ---------        -------
      Net cash used by investing activities                         (14,929)        (5,225)
                                                                  ---------        -------

Cash flows from financing activities:
  Principal payments under capitalized
    lease and other debt obligations                                 (1,457)        (1,240)
  Proceeds from sale of senior subordinated notes                   120,000             --
  Retirement of senior subordinated debentures                     (115,000)            --
  Debt issuance costs                                                (5,379)           (50)
  Release of escrowed funds                                           4,820            167
  Issuance of stock                                                      --             74
                                                                  ---------        -------
      Net cash provided (used) by financing activities                2,984         (1,049)
                                                                  ---------        -------
      Net increase (decrease) in cash and cash equivalents          (12,915)         2,613

Cash and cash equivalents at beginning of period                     20,857         13,702
                                                                  ---------        -------

Cash and cash equivalents at end of period                        $   7,942        $16,315
                                                                  =========        =======

Supplemental disclosure of cash flow information:
  Cash paid year-to-date for interest,
    net of amounts capitalized                                    $  28,920        $28,121
                                                                  =========        =======

  Capital lease obligations incurred to lease new equipment       $     231        $    --
                                                                  =========        =======

  Cash paid during the year for income taxes                      $      24        $    34
                                                                  =========        =======



See accompanying notes to consolidated financial statements.

                              AMERICOLD CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.       PRINCIPLES OF CONSOLIDATION

         The consolidated balance sheet as of the last day of August 1997; the related consolidated statements of operations for the six months ended the last day of August 1996 and August 1997; and the related consolidated statements of cash flows for the six months ended the last day of August 1996 and August 1997 are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year. The financial information presented herein should be read in conjunction with the financial statements included in the registrant's Annual Report on Form 10-K for the year ended the last day of February 1997.



2.       COMMON STOCKHOLDERS' DEFICIT

         The Company has reserved 300,000 shares of common stock for issuance under a stock option plan established in 1987. Under the plan, options are granted by the Compensation Committee of the Board of Directors to purchase common stock at a price not less than 85% of the fair market value on the date the option is granted.

         Information with regard to the plan as of the last day of August 1997 follows:


                                                                           Weighted
                                                                           Average
                                                                           Exercise
                                                         Shares            Price
                                                         ------            -----
                  Outstanding at beginning of year       225,148           $11.63
                  Granted                                      -                -
                  Exercised                               (3,449)           10.00
                  Cancelled                                    -                -
                  Forfeited                                 (690)           10.00
                                                         -------           ------

                  Outstanding                            221,009           $11.66
                                                         =======           ======


                  Options exercisable                     93,009           $10.79
                                                         =======           ======

         All stock options will become fully exercisable upon the completion of the merger discussed in Note 8.


3.       PROVISION FOR INCOME TAXES

         The provision for income taxes was computed using a tax rate of 39.2%. The tax rate was applied to loss before income taxes, after adjusting for amortization of cost in excess of net assets acquired.


4.       LOSS PER COMMON SHARE

         Loss per common share is computed by dividing net loss, less preferred dividend requirements, by the weighted average number of common shares outstanding. See Exhibit 11, Statement Regarding Computation of Per Share Earnings.


5.       CASH AND CASH EQUIVALENTS

         Cash and cash equivalents includes highly liquid instruments, with original maturities of three months or less when purchased. There were cash equivalents totaling $10.0 million and $13.0 million as of the last day of February 1997 and August 1997, respectively.


6.       LONG-TERM DEBT

         On April 9, 1996, the Company sold $120.0 million aggregate principal amount of the Company's 12.875% Senior Subordinated Notes due 2008. The Company used $115.0 million of the proceeds to redeem at par on May 9, 1996 the Company's 15% Senior Subordinated Debentures due 2007. The remaining proceeds were used to pay transaction costs. The interest rate on the notes can be increased from 12.875% to 13.875% if the notes are not rated "B- or higher" by Standard & Poor's and "B3 or higher" by Moody's Investors Service by November 1, 1997. The notes have been rated "B-" by Standard and Poor's since they were issued, and as of September 30, 1997, "Caa" by Moody's Investors Service.

7.       NEW ACCOUNTING STANDARDS

         The Company has not implemented the reporting requirements of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"), although it will be required to do so during the fourth quarter of fiscal 1998 and thereafter. This Statement establishes a different method of computing net income per share than is currently required under the provisions of Accounting Principles Board Opinion No. 15. Under SFAS No. 128, the Company will be required to present both basic net income per share and diluted net income per share. The Company estimates that the adoption of SFAS No. 128 will not have a material impact on its income per share.

         The Company has not implemented the reporting requirements of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), although it will be required to do so during the first quarter of fiscal 1999 and thereafter. This Statement establishes standards for reporting and display of comprehensive income and its components. The Company does not believe that the adoption of SFAS No. 130 will have a material impact on its financial statement presentation.

         The Company has not implemented the reporting requirements of Financial Accounting Standards Board Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"), although it will be required to do so for fiscal 1999 and thereafter. This statement establishes standards for reporting operating segments in annual financial statements and requires selected information about operating segments in interim financial statements. The Company believes it may be required to show information not currently disclosed.


8.       SUBSEQUENT EVENT

         On September 29, 1997, the Company announced that it had entered into a merger agreement pursuant to which Vornado Realty Trust ("Vornado") would acquire the Company. Vornado announced that, in addition, it had also entered into a merger agreement to acquire URS Logistics, Inc. (Kelso & Company, who owns a controlling interest in the Company, holds approximately 57% of the common equity of URS Logistics, Inc). Vornado also announced that it had entered into a partnership agreement with Crescent Real Estate Equities Company ("Crescent") to make the acquisitions, with Vornado controlling 60% of the partnership and Crescent 40%.

         The consideration for the acquisition of the Company is approximately $582 million, including $111 million in cash and $471 million in indebtedness. The price to be paid to the shareholders per common share is $20.70. The purchase price also includes the redemption of the Company's preferred stock for $100 per share, its par value, plus accrued and unpaid dividends to the date of closing, and the buyout of all existing stock options at $20.70 per share, less the exercise price of each option share. The transaction is expected to close no later than December 31, 1997.


         The Company believes that the transaction, when completed, will afford the Company the opportunity to improve its capital structure and provide substantial capital to support warehouse growth.

INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
URS Logistics, Inc.:

We have audited the accompanying consolidated balance sheets of URS Logistics, Inc. (the "Company") and subsidiary as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and subsidiary as of December 31, 1996 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.




Atlanta, Georgia
March 7, 1997
(October 3, 1997 as to Note 10)

URS LOGISTICS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1996 AND 1995

ASSETS                                                                 1996           1995
CURRENT ASSETS:
  Cash and cash investments                                       $    904,000   $  1,722,000
  Trade accounts receivable, less allowance for doubtful
     accounts of $100,000 in 1996 and 1995                          17,345,000     14,391,000
  Other current assets                                               2,072,000      1,775,000
  Refundable income taxes                                            1,015,000        190,000
  Deferred income taxes                                              2,303,000      2,206,000
                                                                   -----------    -----------
      Total current assets                                          23,639,000     20,284,000

OTHER ASSETS:
  Loan closing costs                                                 4,334,000      4,952,000
  Investment in partnership                                          2,838,000      2,058,000
  Other                                                                872,000        954,000
                                                                   -----------    -----------
      Total other assets                                             8,044,000      7,964,000

PROPERTY, PLANT, AND EQUIPMENT:
  Land                                                              15,617,000     14,286,000
  Buildings and improvements                                       228,610,000    219,323,000
  Machinery and equipment                                           70,036,000     66,440,000
  Construction-in-progress                                           1,772,000      2,005,000
                                                                   -----------    -----------
                                                                   316,035,000    302,054,000
  Less accumulated depreciation                                     86,474,000     73,209,000

      Property, plant, and equipment, net                          229,561,000    228,845,000

CAPITALIZED LEASES:
  Refrigerated warehouse facilities                                 15,828,000     15,828,000
  Equipment                                                          5,321,000      2,967,000
                                                                   -----------    -----------
                                                                    21,149,000     18,795,000
  Less accumulated depreciation                                      3,401,000      2,720,000
                                                                   -----------    -----------
      Capitalized leases, net                                       17,748,000     16,075,000
                                                                   -----------    -----------
                                                                  $278,992,000   $273,168,000
                                                                  ============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY                                   1996              1995
CURRENT LIABILITIES:
  Accounts payable and accrued expenses                            $ 14,898,000      $ 13,590,000
  Current portion of:
    Long-term debt                                                    5,523,000         4,938,000
    Capitalized lease obligations                                       869,000           470,000
                                                                   ------------      ------------
      Total current liabilities                                      21,290,000        18,998,000

LONG-TERM DEBT - Less current portion                               147,660,000       147,701,000

CAPITALIZED LEASE OBLIGATIONS - Less current portion                 16,499,000        15,015,000

DEFERRED INCOME TAXES                                                50,761,000        51,337,000

OTHER LIABILITIES                                                     1,892,000         1,968,000

STOCKHOLDERS' EQUITY:
  Common stock; par value $.10 per share; 100,000 shares
    authorized; 48,687 shares issued and outstanding at
    December 31, 1996 and 1995                                            5,000             5,000
  Additional paid-in capital                                         44,766,000        44,766,000
  Accumulated deficit                                                (3,296,000)       (6,160,000)
                                                                   -------------       ----------
                                                                     41,475,000        38,611,000
  Less:
     Due from stockholders                                              288,000           361,000
     Treasury stock - 192 shares and 96 shares at December 31,
        1996 and 1995, at cost                                          297,000           101,000
                                                                   ------------      ------------
        Stockholders' equity, net                                    40,890,000        38,149,000
                                                                             --                --
                                                                   ------------      ------------
                                                                   $278,992,000      $273,168,000
                                                                   ============      ============

See notes to consolidated financial statements.

URS LOGISTICS, INC. AND SUBSIDIARY


CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
----------------------------------------------------------------------------------
                                         1996             1995            1994
REVENUES                           $ 144,229,000    $  138,938,000  $   126,337,000
OPERATING EXPENSES:
  Cost of services                    94,931,000        94,967,000       87,984,000
  General and administrative          12,259,000        10,239,000        9,728,000
  Depreciation and amortization       14,574,000        14,958,000       13,484,000
                                   -------------     -------------  ---------------
      Total operating expenses       121,764,000       120,164,000      111,196,000
                                   -------------     -------------  ---------------
                                      22,465,000       18,774,000        15,141,000

INTEREST EXPENSE                     (18,037,000)      (18,425,000)     (18,446,000)

INTEREST INCOME                          263,000           215,000          105,000
                                   -------------     -------------  ---------------
                                     (17,774,000)      (18,210,000)     (18,341,000)
                                   -------------     -------------  ---------------
NET INCOME (LOSS) BEFORE
  INCOME TAXES                         4,691,000           564,000       (3,200,000)

INCOME TAX (EXPENSE) BENEFIT          (1,827,000)         (324,000)         552,000
                                   -------------     -------------  ---------------
NET INCOME (LOSS)                  $   2,864,000     $     240,000  $    (2,648,000)
                                   =============     =============  ===============

See notes to consolidated financial statements.

URS LOGISTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994


                                       COMMON STOCK                                                             TREASURY STOCK
                                    ----------------        ADDITIONAL                                         ----------------
                                    NUMBER         PAR       PAID-IN         ACCUMULATED       DUE FROM         NUMBER
                                  OF SHARES       VALUE     CAPITAL            DEFICIT        STOCKHOLDERS     OF SHARES   COST

BALANCE - December 31, 1993        40,508       $ 4,000  $36,035,000       $(3,752,000)      $(433,000)

  Sale of common stock:
    Proceeds                        8,179         1,000    9,099,000
    Transaction costs                                       (368,000)
                                                         -----------
                                                           8,731,000

  Purchase of treasury shares                                                                   72,000        96       $(101,000)

  Net loss                                                                  (2,648,000)
                                   ------       -------   -----------      -----------       ---------       ---      ----------

BALANCE - December 31, 1994        48,687       $ 5,000   $44,766,000      $(6,400,000)      $(361,000)       96       $(101,000)

  Net income                                                                   240,000
                                   ------        ------   -----------      -----------      ----------       ---      ----------
BALANCE - December 31, 1995        48,687         5,000    44,766,000       (6,160,000)       (361,000)       96        (101,000)

  Purchase of treasury shares                                                                   73,000        96        (196,000)
  Net income                                                                 2,864,000

                                   ------        ------   -----------      -----------      ---------        ---      ----------
BALANCE - December 31, 1996        48,687       $ 5,000   $44,766,000      $(3,296,000)     $ (288,000)      192      $ (297,000)
                                   ======       =======   ===========      ===========      ==========       ===      ==========



See notes to consolidated financial statements.

URS LOGISTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

                                                                    1996                        1995             1994
OPERATING ACTIVITIES:
  Net income                                                   $  2,864,000                $    240,000      $(2,648,000)
  Adjustments to reconcile net income
    to net cash provided by operating activities:
    Depreciation and amortization                                14,574,000                  14,958,000       13,484,000
    Gain on disposal of assets                                       (7,000)                    (20,000)         (24,000)
    Partnership earnings                                           (687,000)                   (172,000)        (125,000)
    Changes in assets and liabilities:
      Trade accounts receivable                                  (2,954,000)                  1,270,000       (1,261,000)
      Other current assets                                         (297,000)                   (293,000)        (455,000)
      Accounts payable and accrued expenses                       1,308,000                    (950,000)       3,983,000
      Deferred income taxes                                        (673,000)                 (1,304,000)      (1,370,000)
      Other liabilities                                             (76,000)                    136,000          137,000
      Refundable income taxes                                      (825,000)                    (42,000)         168,000
                                                                -----------                 -----------      -----------
        Net cash provided by operating activities                13,227,000                  13,823,000       11,889,000

INVESTING ACTIVITIES:
  Additions to property, plant, and equipment                   (13,994,000)                (12,828,000)     (21,212,000)
  Proceeds from disposals of property, plant, and equipment           9,000                      20,000        6,384,000
  Contribution to partnership                                      (630,000)                   (701,000)
  Partnership distributions                                         537,000                     414,000          285,000
  Payments received on notes receivable                              42,000                      33,000           28,000
  Decrease in other long-term assets                                 40,000                      35,000          146,000
                                                                -----------                 -----------      -----------
        Net cash used in investing activities                   (13,996,000)                (13,027,000)     (14,369,000)

FINANCING ACTIVITIES:
  Proceeds from borrowings                                       11,483,000                  21,000,000
  Payments on long-term debt                                    (10,939,000)                (18,765,000)      (4,508,000)
  Principal payments under capital lease obligations               (470,000)                   (708,000)        (570,000)
  Purchase of treasury stock                                       (123,000)                                     (29,000)
  Loan closing costs                                                                         (1,813,000)        (414,000)
  Proceeds from issuance of common stock,
    net of transaction costs                                                                                   8,732,000
  Debt service reserve refunding                                                                  4,000          193,000
                                                                -----------                 -----------      -----------
        Net cash used in financing activities                       (49,000)                   (282,000)       3,404,000
                                                                -----------                 -----------      -----------
NET CHANGE IN CASH AND CASH INVESTMENTS                            (818,000)                    514,000          924,000

CASH AND CASH INVESTMENTS:
  Beginning of year                                               1,722,000                   1,208,000          284,000
                                                                -----------                 -----------      -----------
  End of year                                                    $  904,000                  $1,722,000      $ 1,208,000
                                                                 ==========                  ==========      ===========


                                                                     (Continued)

URS LOGISTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

                                                          1996       1995            1994
SUPPLEMENTAL DISCLOSURES:
  Interest paid, net of amount capitalized          $  18,045,000  $18,396,000   $ 18,444,000
                                                    =============  ===========   ============

  Income taxes paid                                 $   3,324,000  $ 2,138,000   $    423,000
                                                    =============  ===========   ============


SUPPLEMENTAL INFORMATION ABOUT NONCASH FINANCING
  INVESTING AND FINANCING ACTIVITIES:
  Capital lease obligations of $2,353,000 were incurred during the year ended
    December 31, 1996 when the Company entered into new leases for equipment.


See notes to consolidated financial statements.

                                                                     (Concluded)

URS LOGISTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The consolidated financial statements include the accounts of URS Logistics, Inc. (formerly United Refrigerated Services, Inc. - the "Company") and its wholly owned subsidiary, United Refrigerated Services of Texarkana, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company operates and manages public refrigerated warehouses in the continental United States.

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Depreciation and amortization are computed on the straight-line method over the estimated remaining useful lives of the respective assets, which are generally 50 years for buildings, 20 years for building improvements, and 5-12 years for machinery and equipment. Depreciation and amortization begin the month in which the asset is placed into service. For federal income tax purposes, accelerated depreciation methods and shorter lives are utilized.

       Loan closing costs are capitalized and amortized on the straight-line method over the term of the loan to which they apply.

       Lease agreements are classified as capital or operating in accordance with Statement of Financial Accounting Standards ("SFAS") 13, "Accounting for Leases," including subsequent amendments and interpretations. Capitalized leases are recorded at the lower of the present value of future lease payments or the fair market value of the property. Capitalized leases are depreciated on a straight-line basis over the lease terms for real estate and the estimated asset life or lease term for equipment, whichever is shorter.

       The Company charges construction costs with interest on borrowed funds during the construction period of major facilities. This interest is subsequently charged to operations through depreciation over the life of capitalized property. Approximately $190,000, $280,000, and $406,000 of interest was capitalized during the years ended December 31, 1996, 1995 and 1994, respectively.

       The Company defines "cash and cash investments" as all unrestricted cash and highly liquid investments with an original maturity of three months or less.

       Revenues include storage and handling fees and management fees for locations managed on behalf of third parties. Costs related to managed facilities are included in operating expenses.

       The Company charges customers for certain storage and handling in advance, but defers the related revenue until it has been earned. Unearned revenue of approximately $2,088,000, $2,423,000, and

       $2,430,000 is included in accounts payable and accrued expenses at December 31, 1996, 1995, and 1994, respectively.

       The Company records deferred income taxes for the difference in the bases of assets and liabilities for tax and financial statement purposes and the enacted rates in effect in the years that the differences are expected to reverse.

       The Company evaluates possible impairment of noncurrent assets and recognition of impairment losses whenever circumstances indicate that the carrying value of such assets may be less than their fair values.

       Certain reclassifications of prior year balances have been made to conform with current year financial statement presentation.

 2.     INVESTMENT IN PARTNERSHIP

       The Company's wholly owned subsidiary is a partner with an unrelated third party (collectively the "Partnership") for the purpose of operating a public refrigerated warehouse in Texarkana, Arkansas. The investment is accounted for using the equity method.

       The Company is entitled to 50% of the Partnership's earnings. Included in revenues in 1996, 1995, and 1994 are $687,000, $172,000, and $125,000,
       respectively, representing the Company's equity in the earnings of the Partnership.

       The partnership owns land and building and is responsible for the related mortgage debt. The Company has guaranteed approximately $3,735,000 that represents 50% of the mortgage debt.

3.      LONG-TERM DEBT

                                                           1996               1995
Term Note A                                          $   11,700,000     $16,639,000
Term Note B                                              42,000,000      42,000,000
Term Note C                                              73,000,000      73,000,000
Line of credit borrowings                                26,483,000      21,000,000
Mortgage loan, interest at 11.08%
Equipment notes, interest at 9.75%
  to 11.05%
                                                     --------------    ------------
                                                       153,183,000      152,639,000
Less current portion                                     5,523,000        4,938,000
                                                     --------------    ------------

                                                     $  147,660,000    $147,701,000
                                                     ==============    ============

Term Notes A, B, and C, issued in 1989, require semi-annual payments of interest only at 11.52% for initial periods of 5, 10, and 15 years, respectively. Term Note A requires semi-annual principal and interest payments of $3,358,000 from June 15, 1994 through December 15, 1998. Term Note B requires semi-annual principal and interest payments of $5,642,000 from June 15, 1999 through December 15,

2003. Term Note C requires semi-annual principal and interest payments of $9,806,000 from June 15, 2004 through December 15, 2008.

The Company's revolving line of credit currently provides for borrowings of up to $30,000,000, with availability reduced by outstanding borrowings and letters of credit issued (outstanding letters of credit totaled $3,517,000 at December 31, 1996). Under certain circumstances, the Company can obtain up to an additional $10,000,000 in borrowing capacity by meeting certain financial targets and by providing additional collateral.

Beginning on June 30, 1998, amount of available credit declines under certain circumstances. The line matures and the outstanding balance becomes payable in full on June 2, 2000, the fifth anniversary of the line.

At the Company's option, borrowings under the line bear interest at formula rates based on the Federal Funds rate, the prime rate, or Eurodollar lending rates. The weighted average interest rate applicable to borrowings at December 31, 1996 was 8.60%.

The Company has entered into interest rate swap agreements to reduce the impact of changes in interest rates on its line of credit borrowings. At December 31, 1996, the Company had outstanding two interest rate swap agreements with commercial banks, having a total notional principal amount of $16 million. These agreements effectively convert the Company's floating reference interest rate (based on three-month LIBOR) on $16 million of its revolving line of credit borrowings to a fixed reference rate of 5.42%. The interest rate swap agreements mature in December 1997. Although the Company is exposed to credit loss in the event of nonperformance by the other parties to the interest rate swap agreements, the Company does not anticipate nonperformance by the counterparties. The interest rate swap agreements resulted in an immaterial amount of net interest income for the year ended December 31, 1996.

The loan agreements covering the Term Notes and the revolving line of credit contain covenants requiring maintenance of certain financial ratios, earnings levels, and net worth. The agreements also place restrictions on additional borrowings, dividend payments, stock redemptions, mergers, and sale of assets. The Company is in compliance with all such covenants at December 31, 1996.

The weighted average interest rate on the debt outstanding at December 31, 1996 was 11.02%. All long-term debt is collateralized by substantially all owned property, plant, and equipment.

As of December 31, 1996 approximate annual principal payments on total long-term debt are:

1997                                             $      5,523,000
1998                                                    6,178,000
1999                                                   16,631,000
2000                                                   23,899,000
2001                                                    8,295,000
Thereafter                                              92,657,000
                                                 -----------------
                                                 $     153,183,000
                                                 =================

 4.     LEASE COMMITMENTS

The Company leases two refrigerated warehouse facilities from entities owned by a significant shareholder. These leases are classified as capital leases. The lease terms expire on April 1, 2013. Fixed rental payments under these leases aggregate $1,650,000 annually. The Company also leases under an operating lease one refrigerated warehouse facility from an entity owned by a significant shareholder. The lease term expires on December 30, 2010 and may be extended for two five-year periods at the option of the Company. The future minimum lease payments under this lease are set at $1,120,000 annually.

The Company also has both capital and operating lease agreements for equipment and other facilities. The Company pays taxes, insurance, and maintenance costs on substantially all of the leased property. Lease terms generally range from 5 to 20 years with renewal or purchase options.

As of December 31, 1996, future minimum lease payments under these leases are as follows:

                                Refrigerated Warehouse
                               Facilities and Equipment     Headquarters
                              -------------------------       Facility      Total
                              Capitalized    Operating       Operating    Operating
                                Leases        Leases          Lease         Leases
1997                         $ 2,363,000    $8,376,000    $   429,000    $ 8,805,000
1998                           2,401,000     7,312,000        476,000      7,788,000
1999                           2,401,000     6,648,000        487,000      7,135,000
2000                           2,273,000     6,262,000        434,000      6,696,000
2001                           2,398,000     5,920,000        445,000      6,365,000
Thereafter                    18,495,000     35,215,000       913,000     36,128,000
                              ----------     ----------       -------     ----------

Total minimum obligations      30,331,00    $69,733,000    $3,184,000    $72,917,000
                                             ==========     =========     ==========

Less interest portion         12,963,000
                              ----------

Present value of net
  minimum payments            17,368,000

Less current portion             869,000
                                 -------

                             $16,499,000
                             ===========


Included in the above future minimum lease payments are the following future payments to related parties:


                                                   Capitalized   Operating
                                                      Leases       Leases
1997                                                $1,650,000    $1,120,000
1998                                                 1,650,000     1,120,000
1999                                                 1,650,000     1,120,000
2000                                                 1,650,000     1,120,000
2001                                                 1,650,000     1,120,000
Thereafter                                          18,449,000    10,076,000
                                                    ----------    ----------

Total minimum obligations                          $26,699,000    $15,676,000
                                                   ===========    ===========


Rental expense for all operating leases was $9,092,000 in 1996, $9,202,000 in 1995, and $8,261,000 in 1994.

 5.     TAXES ON INCOME

Deferred income taxes at December 31, 1996 and 1995 consist of the tax effects of temporary differences in the basis of assets and liabilities for financial reporting and tax purposes as follows:


                                                  1996          1995
Current assets:
  Deferred revenue                         $      814,000   $  945,000

  Accrued expenses                              1,489,000    1,261,000
                                           --------------   ----------
                                           $    2,303,000   $2,206,000
                                           ==============   ==========

Noncurrent liabilities:
  Depreciation                             $  52,848,000    $54,126,000
  Other                                       (2,087,000)    (2,789,000)
                                           --------------   ----------
                                           $  50,761,000    $1,337,000
                                           =============    ==========


Tax benefit (expense) for December 31, 1996, 1995, and 1994 consists of the following:


                                               1996         1995             1994
Current Expense:
  Federal                               $   (1,707,000)   $(1,109,000)    $ (696,000)
  State                                       (793,000)      (519,000)      (122,000)
                                              --------       --------       --------
                                            (2,500,000)    (1,628,000)      (818,000)
Deferred Benefit                               673,000      1,304,000      1,370,000
                                               -------      ---------      ---------

      Net (Expense) Benefit             $  (1,827,000)    $  (324,000)    $  552,000
                                        =============     ===========     ==========


       Reconciliations of the differences between the federal statutory rate in 1996, 1995, and 1994 and the effective tax rate in those years are as follows:

       Federal statutory rate                 35.0%     34.9%     (35.0)%
       State taxes, net of Federal benefit     6.7       6.6        6.4
       Non-deductible expenses                 2.7      17.7        3.4
       Increase in tax credit carryforward    (6.2)      0.0        0.0
       Other                                   0.8      (1.8)       7.9
                                              -------------------------
       Effective tax rate                     38.9%     57.4%     (17.3)%
                                              =========================

       In 1996,the Company amended certain of its previously filed tax returns. The amended filings resulted in an increase in certain tax credit carryforward amounts, which have been included as a reduction of 1996 tax expense.

       The Company has alternative minimum tax credit carryforwards for tax purposes of approximately $1,813,000 at December 31, 1996, which have been recognized for financial reporting purposes.

6.     SIGNIFICANT CUSTOMERS

       In 1996, revenues from two customers represented 10% each of total revenue. In 1995, revenues from one customer represented 10% of total revenue. A significant portion of the Company's customers operate in the processed foods industry.

7.     FAIR VALUE OF FINANCIAL INSTRUMENTS

       Based on borrowing rates currently available to the Company for loans with similar terms and average maturities, the fair value of long-term debt was approximately $166,047,000 at December 31, 1996 and $169,283,000 at December 31, 1995. Based on the contractual interest rates and maturity dates of the Company's interest rate swaps, the fair value of such swaps at December 31, 1996 was not significant.

 8.    EMPLOYEE BENEFIT PLANS

       Profit Sharing - The Company has a defined contribution employee benefit plan which covers all eligible employees. The Company's profit sharing expense was $1,536,000 in 1996, $1,509,000 in 1995, and $1,378,000 in
       1994. The plan was also allows contributions by plan participants in accordance with Section 401(k) of the Internal Revenue Code.

       Deferred Compensation - The Company has deferred compensation and supplemental retirement plan agreements with certain of its executives. The agreements provide for certain benefits at retirement or disability, and also provide for survivor benefits in the event of death of the employee. The Company charges expense for the accretion of the liability each year.

       The Company is presently funding the plan through a life insurance program which protects it against losses due to acceleration of benefits arising from disability or death and provides for the funds expected to be needed for the normal benefits.

       The net expense for all deferred compensation and supplemental retirement plans was approximately $207,000 for 1996, $179,000 for 1995, and $170,000 for 1994.

9.     STOCK WARRANTS AND TRANSACTIONS

       In October 1996, the Company issued warrants to certain employees that allow the holders to purchase up to 4,535 shares of the Company's common stock. These warrants were outstanding and vested at December 31, 1996 and were exercisable only in the event of a change in control of the Company. The warrants were issued in four series, each series becoming exercisable if the exit value, as defined, exceeded the threshold value specified in each series. Generally, exit value is equivalent to the price per share realized in a change in control transaction.

       The exercise price of all warrants is $1,100 per share. In the event of a change in control, the warrant holder may elect to receive a cash payment equal to the excess of the exit value over the exercise price of the warrant. The Company recorded no expense in connection with these warrants for the year ended December 31, 1996 (see Note 10).

       On December 1, 1994, a preexisting shareholder purchased an additional 8,179 shares of common stock for total consideration of $9,100,000, $6,100,000 of which was paid in cash and the remaining amount paid by means of forgiveness of the Company's $3,000,000 promissory note payable to such shareholder. In addition, in consideration of shareholder's prior furnishing of the promissory note and its agreement to forego all interest due under such note, the shareholder received warrants to purchase an additional 1,250 shares of common stock at par value, exercisable at any time prior to the tenth anniversary of their issuance.

10.    SUBSEQUENT EVENTS

       On June 27, 1997, the Company entered into an agreement amending and restating the credit facility dated June 2, 1995 among the Company's various lending institutions party thereto and Bankers Trust Company, as agent. The agreement included a $40,000,000 Revolving Credit Facility with a five-year term and a $40,000,000 term loan with a six-year maturity. Both the term loan and borrowings under the line bear interest at formula rates based on the Federal Funds rate, the Prime rate, or Eurodollar lending rates. The term loan currently bears a rate of LIBOR plus 3%. All amounts outstanding under the original credit agreement were paid with proceeds from the term loan. There have been no borrowings under the amended and restated Revolving Credit Facility.

       Also on June 27, 1997, the Company executed an agreement to purchase a frozen and dry warehouse complex located in Montezuma, Georgia, together with related equipment and other tangible and intangible property. In addition, the seller engaged the Company to provide on going logistical services. Total purchase price of the warehouse complex was approximately $9,200,000 and was financed through the term loan.

       On September 26, 1997, the Company's shareholders signed an agreement to sell 100% of the Company's common stock to Vornado Realty Trust ("Vornado") for approximately $365,000,000 less debt and adjusted for the change in working capital, as defined, at final closing. Final consummation of the transaction is anticipated by December 31, 1997.

       In connection with the sale of the Company to Vornado, warrants issued to employees for 3,000 shares of the Company's common stock will become exercisable. The remaining 1,535 warrants will expire. The Company recorded $6,837,000 of expense in connection with the exercise of these warrants.

URS LOGISTICS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                      JUNE 30,               DECEMBER 31,
                                                                        1997                    1996
ASSETS                                                               (UNAUDITED)
CURRENT ASSETS:
  Cash and cash investments                                         $  3,728,000            $    904,000
  Trade accounts receivable, less allowance for doubtful
     accounts of $100,000 in 1997 and 1996                            13,359,000              17,345,000
  Other current assets                                                 3,535,000               2,072,000
  Refundable income taxes                                                150,000               1,015,000
  Deferred income taxes                                                2,303,000               2,303,000
                                                                    ------------            ------------

      Total current assets                                            23,075,000              23,639,000


OTHER ASSETS:
  Loan closing costs                                                   5,441,000               4,334,000
  Investment in partnership                                            2,854,000               2,838,000
  Other                                                                1,050,000                 872,000
                                                                    ------------            ------------

      Total other assets                                               9,345,000               8,044,000


PROPERTY, PLANT, AND EQUIPMENT:
  Land                                                                15,704,000              15,617,000
  Buildings and improvements                                         235,776,000             228,610,000
  Machinery and equipment                                             74,284,000              70,036,000
  Construction-in-progress                                             4,909,000               1,772,000
                                                                    ------------            ------------
                                                                     330,673,000             316,035,000
  Less accumulated depreciation                                       93,424,000              86,474,000
                                                                    ------------            ------------

      Property, plant, and equipment, net                            237,249,000             229,561,000


CAPITALIZED LEASES:
  Refrigerated warehouse facilities                                   15,828,000              15,828,000
  Equipment                                                            6,629,000               5,321,000
                                                                    ------------            ------------
                                                                      22,457,000              21,149,000
  Less accumulated depreciation                                        4,014,000               3,401,000
                                                                    ------------            ------------

      Capitalized leases, net                                         18,443,000              17,748,000
                                                                    ------------            ------------

                                                                    $288,112,000            $278,992,000
                                                                    ============            ============


                                                                                              (Continued)

URS LOGISTICS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                         JUNE 30,            DECEMBER 31,
                                                                          1997                   1996
LIABILITIES AND STOCKHOLDERS' EQUITY                                   (UNAUDITED)
CURRENT LIABILITIES:
  Accounts payable and accrued expenses                               $  11,932,000         $  14,898,000
  Current portion of:
    Long-term debt                                                        5,841,000             5,523,000
    Capitalized lease obligations                                           895,000               869,000
                                                                      -------------         -------------

      Total current liabilities                                          18,668,000            21,290,000

LONG-TERM DEBT - Less current portion                                   158,175,000           147,660,000

CAPITALIZED LEASE OBLIGATIONS - Less current portion                     17,311,000            16,499,000

DEFERRED INCOME TAXES                                                    49,905,000            50,761,000

OTHER LIABILITIES                                                         1,719,000             1,892,000

STOCKHOLDERS' EQUITY:
  Common stock; par value $.10 per share; 100,000 shares
    authorized; 48,687 shares issued and outstanding at
    June 30, 1997 and December 31, 1996                                       5,000                 5,000
  Additional paid-in capital                                             44,766,000            44,766,000
  Accumulated deficit                                                    (1,999,000)           (3,296,000)
                                                                      -------------         -------------
                                                                         42,772,000            41,475,000
  Less:
     Due from stockholders                                                   91,000               288,000
     Treasury stock - 240 shares and 192 shares at June 30,
        1997 and December 31, 1996, at cost                                 347,000               297,000
                                                                      -------------         -------------

        Stockholders' equity, net                                        42,334,000            40,890,000

                                                                      -------------         -------------

                                                                       $288,112,000         $ 278,992,000
                                                                      -------------         -------------

See notes to condensed consolidated financial statements.
                                                                                              (Concluded)

URS LOGISTICS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
------------------------------------------------------------------------

                                              SIX MONTHS ENDED
                                                  JUNE 30,
                                      ----------------------------------
                                            1997                1996
                                        (UNAUDITED)          (UNAUDITED)
REVENUES                               $ 76,320,000         $ 71,219,000

OPERATING EXPENSES:
  Cost of services                       51,273,000           46,091,000
  General and administrative              5,968,000            5,060,000
  Depreciation and amortization           7,872,000            7,209,000
                                       ------------         ------------

      Total operating expenses           65,113,000           58,360,000
                                       ------------         ------------

                                         11,207,000           12,859,000

INTEREST EXPENSE                         (9,183,000)          (9,157,000)

INTEREST INCOME                             102,000              141,000
                                       ------------         ------------

      Total expense                      (9,081,000)          (9,016,000)
                                       ------------         ------------

NET INCOME BEFORE INCOME TAXES            2,126,000            3,843,000

INCOME TAX EXPENSE                         (829,000)          (1,499,000)
                                       ------------         ------------

NET INCOME                             $  1,297,000         $  2,344,000
                                       ============         ============

See notes to condensed consolidated financial statements.

URS LOGISTICS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                           SIX MONTHS ENDED
                                                                               JUNE 30,
                                                                   ---------------------------------
                                                                       1997                 1996
                                                                    (UNAUDITED)          (UNAUDITED)
OPERATING ACTIVITIES:
  Net income                                                       $  1,297,000         $  2,344,000
  Adjustments to reconcile net income
    to net cash provided by operating activities:
    Depreciation and amortization                                     7,872,000            7,209,000
    Gain on disposal of assets                                                                (1,000)
    Partnership earnings                                               (449,000)            (276,000)
    Changes in assets and liabilities:
      Trade accounts receivable                                       3,986,000            1,074,000
      Other current assets                                           (1,463,000)          (1,315,000)
      Accounts payable and accrued expenses                          (2,966,000)             612,000
      Deferred income taxes                                            (856,000)            (902,000)
      Other liabilities                                                (173,000)              29,000
      Refundable income taxes                                           865,000              190,000
                                                                   ------------         ------------

        Net cash provided by operating activities                     8,113,000            8,964,000

INVESTING ACTIVITIES:
  Additions to property, plant, and equipment                       (14,638,000)          (4,289,000)
  Additions to capitalized leases                                    (1,308,000)
  Proceeds from disposals of property, plant, and equipment                                    2,000
  Contributions to partnership                                                              (630,000)
  Distributions from partnership                                        433,000               26,000
  Payments received on notes receivable                                  17,000               19,000
  Change in other long term assets                                     (195,000)              77,000
                                                                   ------------         ------------

        Net cash used in investing activities                       (15,691,000)          (4,795,000)

FINANCING ACTIVITIES:
  Proceeds from borrowings                                           47,000,000            5,000,000
  Payments on long-term debt                                        (36,167,000)          (7,402,000)
  Additions to capitalized lease obligations                          1,309,000               20,000
  Principal payments under capital lease obligations                   (471,000)            (247,000)
  Payments received on notes receivable shareholders                    197,000
  Purchase of treasury stock                                            (50,000)
  Loan closing costs                                                 (1,416,000)
                                                                   ------------         ------------

        Net cash provided by (used in) financing activities          10,402,000           (2,629,000)
                                                                   ------------         ------------

NET CHANGE IN CASH AND CASH INVESTMENTS                               2,824,000            1,540,000

CASH AND CASH INVESTMENTS:
  Beginning of period                                                   904,000            1,722,000
                                                                   ------------         ------------

  End of period                                                    $  3,728,000         $  3,262,000
                                                                   ============         ============

See notes to condensed consolidated financial statements.

URS LOGISTICS, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED)
--------------------------------------------------------------------------------

1.  UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    The condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles which in certain instances require the use of management's estimates. The information contained in these condensed consolidated financial statements and notes for the six-month periods ended June 30, 1997 and 1996 is unaudited but, in the opinion of management, all adjustments necessary for a fair presentation of such information have been made. All adjustments are of a normal recurring nature. Reclassifications of certain 1996 amounts have been made to conform with the 1997 presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to applicable rules and regulations of the Securities and Exchange Commission.

2.  CONSOLIDATION POLICY

    The condensed consolidated financial statements include the accounts of URS Logistics, Inc. (formerly United Refrigerated Services, Inc. - the "Company") and its wholly owned subsidiary, United Refrigerated Services of Texarkana, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

3.  NATURE OF OPERATIONS

    The Company operates and manages public refrigerated warehouses in the continental United States.

    The Company records deferred income taxes for the difference in the bases of assets and liabilities for tax and financial statement purposes and the enacted rates in effect in the years that the differences are expected to reverse.

    The Company evaluates possible impairment of noncurrent assets and recognition of impairment losses whenever circumstances indicate that the carrying value of such assets may be less than their fair values. There was no impact on the Company's financial statements of adopting this policy for the year ended December 31, 1995.

    Certain reclassifications of prior year balances have been made to conform with current year financial statement presentation.


4.  RECENT EVENTS

    On June 27, 1997, the Company entered into an agreement amending and restating the credit facility dated June 2, 1995 among the Company's various lending institutions party thereto and Bankers Trust Company, as agent. The agreement included a $40,000,000 Revolving Credit Facility with a five-year term and a $40,000,000 term loan with a six-year maturity. Both the term loan and borrowings under the line bear interest at formula rates based on the Federal Funds rate, the Prime rate, or Eurodollar lending rates. The term loan currently bears a rate of LIBOR plus 3%. All amounts outstanding under the original credit agreement were paid with proceeds from the term loan. There have been no borrowings under the amended and restated Revolving Credit Facility.

    Also on June 27, 1997, the Company executed an agreement to purchase a frozen and dry warehouse complex located in Montezuma, Georgia, together with related equipment and other tangible and intangible property. In addition, the Seller engaged the Company to provide on-going logistical services. Total purchase price of the warehouse complex was approximately $9,200,000 and was financed through the term loan.

    On September 26, 1997, the Company's shareholders signed an agreement to sell 100% of the Company's common stock to Vornado Realty Trust for approximately $365,000,000 less debt and adjusted for change in working capital at final closing. Final consummation of the transaction is anticipated by December 31, 1997.

    In connection with the sale of the Company to Vornado, warrants issued to employees for 2,000 shares of the Company's common stock will become exercisable. The remaining 1,525 warrants will expire. The Company recorded $6,837,000 of expense in connection with the exercise of these warrants.

INDEPENDENT AUDITORS' REPORT


To the Stockholders of Vornado Realty Trust:

We have audited the statement of revenue and certain expenses of The Montehiedra Town Center (the "Property"), as described in Note 1, for the year ended December 31, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Form 8-K to be filed by Vornado Realty Trust, as described in Note 1, and is not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the statement of revenue and certain expenses of the Property, as described in Note 1, for the year ended December 31, 1996, in conformity with generally accepted accounting principles.




Boston, Massachusetts
October 3, 1997

THE MONTEHIEDRA TOWN CENTER

STATEMENTS OF REVENUE AND CERTAIN EXPENSES
(IN THOUSANDS OF DOLLARS)


                                             FOR THE          FOR THE
                                       THREE MONTHS ENDED   YEAR ENDED
                                             MARCH 31,      DECEMBER 31,
                                          1997     1996        1996
                                      -------------------   ----------
                                     (UNAUDITED) (UNAUDITED)
REVENUE:
  Minimum and percentage rents          $ 2,059   $1,793    $8,086
  Tenant recoveries                         470      350     2,104
  Other income                               57       16       106
                                        -------  -------    ------

            Total revenues                2,586    2,159    10,296
                                        -------  -------    ------
CERTAIN EXPENSES:
  Real estate taxes                          87       88       349
  Management fee                             65       54       211
  General operating expenses                433      403     1,973
                                        -------  -------    ------
            Total certain expenses          585      545     2,533
                                        -------  -------    ------
REVENUES IN EXCESS OF CERTAIN EXPENSES  $ 2,001   $1,614    $7,763
                                        =======   ======    ======



See notes to statements of revenue and certain expenses.

THE MONTEHIEDRA TOWN CENTER

NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES



1.  ORGANIZATION AND BASIS OF PRESENTATION

    The statements of revenue and certain expenses reflect the operations of The Montehiedra Town Center (the "Property"), a 529,000 square foot shopping center located in Rio Piedras, Puerto Rico. The Property was developed and owned by Big Beaver of Rio Piedras Development Corporation, a wholly owned subsidiary of Kmart Corporation. On April 18, 1997, Big Beaver of Rio Piedras Development Corporation sold its interest in the Property to Vornado Montehiedra Acquisition L.P. The statements of revenue and certain expenses are to be included in a Form 8-K to be filed by Vornado Realty Trust.

    The accounting records of the Property are maintained in accordance with generally accepted accounting principles. The accompanying financial statement excludes certain expenses such as interest, depreciation and amortization, certain professional fees, and other costs not directly related to the future operations of the Property.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    The statements of revenue and certain expenses for the three-month periods ended March 31, 1997 and 1996 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of these statements of revenue and certain expenses for the interim periods have been included. The results for such interim periods are not necessarily indicative of the results for an entire year.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    REVENUE RECOGNITION - Rental income is recognized from leases with scheduled rent increases on a straight-line basis over the lease term. The excess of straight-line rent over amounts currently due amounted to $262,662 for the year ended December 31, 1996, and $57,015 and $65,665 for the three-month periods ended March 31, 1997 and 1996, respectively, and are included in minimum rent on the accompanying statements of revenue and certain expenses. Percentage rents and escalation rents based upon payments for taxes, insurance, utilities and maintenance by tenants are estimated and accrued.

3.  RELATED-PARTY TRANSACTIONS

    Kmart Corporation, the parent company of Big Beaver of Rio Piedras Development Corporation, and Builders Square, Inc., a wholly owned subsidiary of Kmart Corporation, lease space at the Property. The related rental income and reimbursements included in the statements of revenue and certain expenses for the year ended December 31, 1996 totaled $2,938,593.

4.  RENTAL UNDER OPERATING LEASES

    The Property's operations consist of leasing retail space in an enclosed regional shopping center. The leases are operating leases expiring in various years through 2019. The leases generally provide for a fixed minimum annual rent, percentage rents based on sales volume and reimbursements for certain real estate taxes and operating costs. Two of the tenants at the shopping center lease a total of 48% of the gross leasable area, and accounted for approximately 30% of the total rental income and reimbursements for the year ended December 31, 1996. Future minimum fixed rents, including related-party leases, in place at December 31, 1996 are as follows:

YEAR ENDING
DECEMBER 31                                                          AMOUNT
1997                                                           $    7,854,290
1998                                                                7,889,511
1999                                                                7,937,324
2000                                                                8,031,788
2001                                                                8,149,108
Thereafter                                                         76,964,680
                                                               --------------
Total                                                          $  116,826,701
                                                               ==============


                                   * * * * * *

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders of Vornado Realty Trust

         We have audited the statement of revenues and certain expenses of the Riese Properties, as described in Note 1 for the year ended April 30, 1997. This financial statement is the responsibility of Vornado Realty Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Vornado Realty Trust as described in Note 1, and is not intended to be a complete presentation of Riese Properties' revenue and expenses.

         In our opinion, the financial statement referred to above presents fairly, in all material respects, the statement of revenues and certain expenses of The Riese Properties as described in Note 1 for the year ended April 30, 1997 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP


Parsippany, New Jersey
October 7, 1997

                              THE RIESE PROPERTIES
                   STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                                 (in thousands)


                                                                                     For the
                                                  For the Six Months Ended             Year
                                                  ------------------------             Ended
                                             April 30, 1997      April 30, 1996   April 30, 1997
                                             --------------      --------------   --------------
                                               (unaudited)       (unaudited)
REVENUES:
         Base rent                                $1,208            $1,232            $2,493
         Tenant recoveries                            65                70               159
         Other income                                 34                30                41
                                                  ------            ------            ------
                Total Revenues                     1,307             1,332             2,693
                                                  ------            ------            ------

CERTAIN EXPENSES:
         Real estate taxes                           402               439               798
         Repairs & maintenance                        47                46               107
         Professional fees                           244               163               431
         Utilities                                    56                58               121
         Insurance                                    35                58                67
         Management fee                              128               129               263
         Administrative                               89                90               154
                                                  ------            ------            ------
                Total Certain Expenses             1,001               983             1,941
                                                  ------            ------            ------

REVENUES IN EXCESS OF
          CERTAIN EXPENSES                        $  306            $  349            $  752
                                                  ======            ======            ======



See notes to Statements of Revenues and Certain Expenses.

                              THE RIESE PROPERTIES
              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES


Note 1 - ORGANIZATION AND BASIS OF PRESENTATION

On June 27, 1997, Vornado acquired for approximately $26,000,000 four properties previously owned by affiliates of the Riese Organization ("The Riese Properties"). These properties are located in Manhattan, New York. Vornado also made a $41,000,000 mortgage loan to Riese Affiliates cross collateralized by ten other Manhattan properties. This increasing rate loan bears an initial interest rate of 9.75% and has a five year term.

The statements of revenues and certain expenses reflect the operations of the Riese Properties. The accounting records of the Riese Properties are maintained in accordance with generally accepted accounting principles. The accompanying financial statements exclude certain expenses such as interest, depreciation and amortization, certain professional fees, and other costs not directly related to the future operations of the Riese Properties.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. The ultimate results could differ from those estimates.

The statements of revenues and certain expenses for the six month periods ended April 30, 1997 and 1996 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of these statements of revenue and certain expenses for the interim periods have been included. The results for such interim periods are not necessarily indicative of the results for an entire year.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Rental income is recognized from leases with scheduled rent increases on a straight-line basis over the lease term. Escalation rents based upon payments for taxes, insurance, utilities and maintenance by tenants are estimated and accrued. Total revenues do not include rent for space occupied by Riese.

Note 3 - OPERATING LEASES

The Riese Properties are leased to various tenants with lease terms expiring in various years through 2008. The following is a schedule, by years, of the approximate minimum future rentals required under these operating leases as of April 30, 1997:


               Year Ending
                April 31,                 Amount

                  1998                 $ 4,034,000
                  1999                   3,962,000
                  2000                   3,754,000
                  2001                   3,498,000
                  2002                   3,287,000
               Thereafter               15,486,000
                                       -----------

               Total                   $34,021,000
                                       ===========

Pro Forma Financial Information:

       The unaudited condensed consolidated pro forma financial information attached presents (i) the condensed consolidated pro forma statements of income for the Operating Partnership for the year ended December 31, 1996 and the six months ended June 30, 1997, as if the previously reported acquisitions (Mendik Company, 90 Park Avenue and Arbor Property Trust) and the acquisition of Americold and URS (collectively "Cold Storage"), Montehiedra, Riese, Charles E. Smith Commercial Realty L.P. and the Hotel Pennsylvania (collectively presented as "Unrelated Acquisitions") had occurred on January 1, 1996 and (ii) the condensed consolidated pro forma balance sheet of the Operating Partnership as of June 30, 1997, as if the above acquisitions had occurred on June 30, 1997 or the date of acquisition, if earlier.

       The unaudited condensed consolidated pro forma financial information is not necessarily indicative of what the Operating Partnership's actual results of operations or financial position would have been had these transactions been consummated on the dates indicated, nor does it purport to represent the Operating Partnership's results of operations or financial position for any future period. The results of operations for the period ended June 30, 1997 are not necessarily indicative of the operating results for the full year.

       The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Consolidated Financial Statements and notes thereto included in Vornado's Annual Report on Form 10-K for the year ended December 31, 1996, as amended, and the Quarterly Report on Form 10-Q for the period ended June 30, 1997 and the financial statements of Americold, URS, Montehiedra and Riese included or incorporated by reference herein or incorporated by reference. In management's opinion, all adjustments necessary to reflect these transactions have been made. All share and per share amounts have been restated to reflect the 100% stock dividend announced on October 7, 1997.

                 CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                                  JUNE 30, 1997
                             (AMOUNTS IN THOUSANDS)


                                                          HISTORICAL                                                   PREVIOUSLY
                                         ----------------------------------------------                                 REPORTED
                                                                       PREVIOUSLY                                       OPERATING
                                                                        REPORTED               PRO FORMA               PARTNERSHIP
                                                VORNADO               ACQUISITIONS            ADJUSTMENTS               PRO FORMA
                                         ----------------------    --------------------   --------------------    ------------------
ASSETS:
     Real estate, net                        $    877,427               $ 141,898              $ 185,000 (A)           $ 1,290,150
                                                                                                 102,100 (B)
                                                                                                 (16,275)(B)
     Cash and cash equivalents                    260,485                                                                  260,485
     Investment in and advances to
        Preferred Stock Affiliates
     Investment in and advances to
        Alexander's, Inc.                         108,100                                                                  108,100
     Investment in partnerships                    38,275                                                                   38,275
     Investment in and advances to
        management companies                       13,008                                                                   13,008
     Officer's deferred compensation
        expense                                    10,419                                                                   10,419
     Mortgage loans receivable                    243,001                                       (185,000)(A)                58,001
     Receivable arising from straight-
        lining of rents                            19,619                                                                   19,619
     Other assets                                  72,362                  13,180                 (2,861)(C)                82,681
                                         -----------------    --------------------   --------------------    ----------------------
                                              $ 1,642,696               $ 155,078             $   82,964               $ 1,880,738
                                         =================    ====================   ====================    ======================

LIABILITIES:
     Notes and mortgages payable             $    859,283               $ 124,873                                     $    984,156
     Deferred leasing fee income                   10,550                                                                   10,550
     Officer's deferred compensation
        payable                                    25,000                                                                   25,000
     Other liabilities                             30,429                  13,930                                           44,359
                                         -----------------    --------------------                           ----------------------
                                                  925,262                 138,803                                        1,064,065
                                         -----------------    --------------------                           ----------------------
EQUITY                                            717,434                  16,275              $ 102,100 (B)               816,673
                                                                                                 (16,275)(B)
                                                                                                  (2,861)(C)
                                         -----------------    --------------------   --------------------    ----------------------
                                              $ 1,642,696               $ 155,078             $   82,964               $ 1,880,738
                                         =================    ====================   ====================    ======================



                                                 PRO FORMA                PRO FORMA                  OPERATING
                                                   COLD                   UNRELATED                 PARTNERSHIP
                                                  STORAGE                ACQUISITIONS                PRO FORMA
                                            --------------------      -------------------      ----------------------
ASSETS:
     Real estate, net                                                                                 $    1,290,150


     Cash and cash equivalents                       $ (204,000)(BB)                                          56,485
     Investment in and advances to
        Cold Storage                                    204,000 (BB)                                         204,000
     Investment in and advances to
        Alexander's, Inc.                                                                                    108,100
     Investment in partnerships                                                   77,000 (SS)                115,275
     Investment in and advances to
        management companies                                                                                  13,008
     Officer's deferred compensation
        expense                                                                                               10,419
     Mortgage loans receivable                                                                                58,001
     Receivable arising from straight-
        lining of rents                                                                                       19,619
     Other assets                                                                                             82,681
                                            --------------------      -------------------      ----------------------
                                                $             -               $   77,000              $    1,957,738
                                            ====================      ===================      ======================

LIABILITIES:
     Notes and mortgages payable                                              $   77,000 (SS)         $    1,061,156
     Deferred leasing fee income                                                                              10,550
     Officer's deferred compensation
        payable                                                                                               25,000
     Other liabilities                                                                                        44,359
                                                                      -------------------      ----------------------
                                                                                  77,000                   1,141,065
                                                                      -------------------      ----------------------
EQUITY                                                                                                       816,673
                                            --------------------      -------------------      ----------------------
                                                $             -               $   77,000              $    1,957,738
                                            ====================      ===================      ======================

                CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          HISTORICAL
                                           -----------------------------------------                              PREVIOUSLY
                                                                    PREVIOUSLY                                     REPORTED
                                                                     REPORTED              PRO FORMA         OPERATING PARTNERSHIP
                                                 VORNADO          ACQUISITIONS (1)        ADJUSTMENTS              PRO FORMA
                                           --------------------  -------------------- -------------------    ---------------------
REVENUES:
      Property rentals                             $    63,471         $     58,493          $      1,775 (D)         $   123,739
      Expense reimbursements                            15,161               13,502                                        28,663
      Other income                                       1,327                3,451                (2,622)(E)               2,156
                                           -------------------   ------------------   -------------------    --------------------
                                                        79,959               75,446                  (847)                154,558
                                           -------------------   ------------------   -------------------    --------------------
EXPENSES:
      Operating                                         26,658               27,530                                        54,188
      Depreciation and amortization                      8,429                6,828                   368 (F)              16,608
                                                                                                      983 (G)
      General and administrative                         4,748                3,453                (1,607)(E)               5,825
                                                                                                     (769)(H)
      Amortization of officer's deferred
         compensation expense                           12,498                                                             12,498
                                           -------------------   ------------------   -------------------    --------------------
                                                        52,333               37,811                (1,025)                 89,119
                                           -------------------   ------------------   -------------------    --------------------
Operating income (loss)                                 27,626               37,635                   178                  65,439
      (Loss) income applicable to
         Cold Storage                                                                                                           -
      Income applicable to Alexander's                   2,842                                                              2,842
      Equity in net income of
         management companies                              520                                        964 (E)               1,484
      Equity in net income of investees                    282                  362                   276 (I)                 920
      Interest income on mortgage
         notes receivable                                4,305                                     (3,045)(J)               1,260
      Interest and dividend income                       6,774                  899                                         7,673
      Interest and debt expense                        (17,350)             (13,111)                4,537 (K)             (29,745)
                                                                                                   (4,410)(L)
                                                                                                      589 (M)
      Net gain on marketable securities                    579                                                                579
                                           -------------------   ------------------   -------------------    --------------------
Net income (loss)                                       25,578               25,785                  (911)                 50,452
Preferred unit distribution                             (4,855)                                    (5,137)(O)              (9,992)
Preferred allocations                                   (2,100)                                    (3,084)(N)              (5,184)
                                           -------------------   ------------------   -------------------    --------------------
Net income (loss) applicable to
   Class A units                                   $    18,623         $     25,785          $     (9,132)            $    35,276
                                           ===================   ==================   ===================    ====================
Net income per Class A unit,
   based on 53,437,682 and
   56,434,764 units, respectively                  $      0.35
                                           ===================

OTHER DATA:
Funds from Operations (2):
      Net income (loss) applicable to
         Class A units                             $    18,623         $     25,785          $     (9,132)            $    35,276
      Depreciation and amortization
         of real property                                7,857                4,727                 1,351                  13,935
      Straight-lining of property rent
         escalations                                    (1,487)               1,169                (1,775)                 (2,093)
      Leasing fees received in excess
         of income recognized                            1,303                                                              1,303
      Proportionate share of adjustments
         to income from equity
         investments to arrive at FFO                      887                  832                                         1,719
      Non-recurring lease cancellation
         income and write-off of related
         costs                                                              (11,581)                                      (11,581)
                                           -------------------   ------------------   -------------------    --------------------
                                                   $    27,183         $     20,932          $     (9,556)            $    38,559
                                           ===================   ==================   ===================    ====================

CASH FLOW PROVIDED BY (USED) IN:
        Operating activities                       $    50,989         $     15,377          $     (2,701)            $    63,665
        Investing activities                       $  (629,813)         $    (5,754)         $   (328,638)            $  (964,205)

        Financing activities                       $   688,954          $    (7,126)         $    290,287             $   972,115



                                               PRO FORMA               HISTORICAL
                                                 COLD                  UNRELATED             PRO FORMA        OPERATING PARTNERSHIP
                                                STORAGE              ACQUISITIONS (1)       ADJUSTMENTS             PRO FORMA
                                           ------------------      ----------------------------------------------------------------
REVENUES:
      Property rentals                                                   $      3,267          $  1,093 (LL)           $  128,099

      Expense reimbursements                                                      535                                      29,198
      Other income                                                                 91                                       2,247
                                                                   -------------------  ----------------      --------------------
                                                                                3,893             1,093                   159,544
                                                                   -------------------  ----------------      --------------------
EXPENSES:
      Operating                                                                 1,586                                      55,774
      Depreciation and amortization                                                               3,697 (II)               20,305

      General and administrative                                                                                            5,825

      Amortization of officer's deferred
         compensation expense                                                                                              12,498
                                                                   -------------------  ----------------      --------------------
                                                                                1,586             3,697                    94,402
                                                                   -------------------  ----------------      --------------------
Operating income (loss)                                                         2,307            (2,604)                   65,142
      (Loss) income applicable to
         Cold Storage                           $     (3,970)(CC)                                 6,942 (DD)                2,972

      Income applicable to Alexander's                                                                                      2,842
      Equity in net income of
         management companies                                                                                               1,484
      Equity in net income of investees                                                           1,899 (MM)                2,819
      Interest income on mortgage
         notes receivable                                                                         1,999 (JJ)                3,259
      Interest and dividend income                                                                                          7,673
      Interest and debt expense                                                                  (7,650)(EE)              (41,392)
                                                                                                 (3,997)(KK)

      Net gain on marketable securities                                                                                       579
                                           ------------------      -------------------  ----------------      --------------------
Net income (loss)                                     (3,970)                   2,307            (3,411)                   45,378
Preferred unit distributions                                                                                               (9,992)
Preferred allocations                                                                                                      (5,184)
                                           ------------------      -------------------  ----------------      --------------------
Net income (loss) applicable to
   Class A units                                $     (3,970)            $      2,307          $ (3,411)               $   30,202
                                           ==================      ===================  ================      ====================
Net income per Class A unit,
   based on 53,437,682 and
   56,434,764 units, respectively                                                                                      $      .54
                                                                                                              ====================

OTHER DATA:
Funds from Operations (2):
      Net income (loss) applicable to
         Class A units                          $     (3,970)            $      2,307          $ (3,411)              $    30,202
      Depreciation and amortization
         of real property                                                                         3,697                    17,632
      Straight-lining of property rent
         escalations                                                              (57)                                     (2,150)
      Leasing fees received in excess
         of income recognized                                                                                               1,303
      Proportionate share of adjustments
         to income from equity
         investments to arrive at FFO                 15,573                                                               17,292
      Non-recurring lease cancellation
         income and write-off of related
         costs                                                                                                            (11,581)
                                           ------------------      -------------------  ----------------      --------------------
                                                   $  11,603             $      2,250          $    286               $    52,698
                                           ==================      ===================  ================      ====================

CASH FLOW PROVIDED BY (USED) IN:
        Operating activities                       $  11,190             $      2,250          $    286               $    76,414
        Investing activities                       $ (12,450)            $          -          $      -               $  (976,655)
        Financing activities                       $   6,332             $          -          $      -               $   978,447

(1) Certain revenue and expense items have been reclassified to conform to Vornado's presentation.

(2) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Operating Partnership's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a supplemental measure of Operating performance and along with cash flow from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Operating Partnership to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations may not be comparable to similarly titled measures employed by other REITs since a number of REITs, including the Operating Partnership's, method of calculating funds from operations is different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

               CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                  HISTORICAL                            PREVIOUSLY
                                          ---------------------------                    REPORTED
                                                       PREVIOUSLY                        OPERATING    PRO FORMA      HISTORICAL
                                                        REPORTED       PRO FORMA        PARTNERSHIP     COLD          UNRELATED
                                          VORNADO     ACQUISITIONS(1)  ADJUSTMENTS       PRO FORMA     STORAGE      ACQUISITIONS(1)
                                          ---------   ---------------  ------------     ----------    ---------     ------------
REVENUES:
     Property rentals                      $ 87,424     $134,756      $   7,071 (P)     $ 229,207                       $10,579
                                                                            (44)(Q)
     Expense reimbursements                  26,644       35,388                           62,032                         2,263
     Other income                             2,819        5,977         (5,378)(Q)         3,418                           147
                                          ---------   -----------     -----------       ----------                   -----------
                                            116,887      176,121          1,649           294,657                        12,989
                                          ---------   -----------     ----------        ----------                   -----------
EXPENSES:
     Operating                               36,412       78,049            (39)(Q)       114,538                         4,474
                                                                            116 (R)
     Depreciation and amortization           11,589       18,515           (144)(Q)        41,816
                                                                          9,981 (S)
                                                                          1,875 (T)
     General and administrative               5,167        8,956         (3,788)(Q)         8,162
                                                                         (2,173)(U)
     Amortization of officer's deferred
        compensation expense                  2,083                                         2,083
                                          ---------   -----------     ----------       ----------                   -----------
                                             55,251      105,520          5,828           166,599                         4,474
                                          ---------   -----------     ----------       ----------                   -----------
Operating income (loss)                      61,636       70,601         (4,179)          128,058                         8,515
     (Loss) income applicable to
        Cold Storage                                                                                  $ (8,346)(FF)
     Income applicable to Alexander's         7,956                                         7,956
     Equity in net income of
        management companies                  1,855                       1,471 (Q)         3,326
     Equity in net income of investees                     1,663          1,755 (V)         3,418
     Interest income on mortgage
        notes receivable                      2,579                                         2,579
     Interest and dividend income             3,151        2,536            (20)(Q)         5,667
     Interest and debt expense              (16,726)     (34,692)         9,016 (W)       (53,940)
                                                                        (12,775)(X)
                                                                          1,237 (Y)
     Net gain on marketable
     securities                                 913                                           913
                                          ---------   -----------     ----------       ----------    ----------    ------------
Net income (loss)                            61,364       40,108         (3,495)           97,977       (8,346)           8,515
Preferred unit distributions                                            (19,800)(AA)      (19,800)
Preferred allocations                                                   (10,372)(Z)       (10,372)
                                          ---------   -----------     ----------       ----------    ----------    ------------
Net income (loss) applicable to
   Class A units                           $ 61,364     $ 40,108      $ (33,667)        $  67,805     $ (8,346)         $ 8,515
                                          =========   ===========     ==========       ==========    ==========    ============
Net income per Class A unit,
   based on 49,206,884 and
   52,203,966 units, respectively          $   1.25
                                          =========

OTHER DATA:
Funds from Operations (2):
     Net income (loss) applicable to
        Class A units                      $ 61,364     $ 40,108      $ (33,667)          $67,805     $ (8,346)         $ 8,515
     Depreciation and amortization
        of real property                     10,583       18,515         11,712            40,810
     Straight-lining of property rent
        escalations                          (2,676)      (2,413)        (7,071)          (12,160)                         (263)
     Leasing fees received in excess
        of income recognized                  1,805                                         1,805
     Proportionate share of adjustments
        to income from equity
        investments to arrive at FFO         (1,760)       2,747           (970)               17       30,239
                                          ---------   -----------     ----------       ----------    ----------     -----------
                                           $ 69,316     $ 58,957      $ (29,996)        $  98,277     $ 21,893          $ 8,252
                                          =========   ===========     ==========       ==========    ==========     ===========

CASH FLOW PROVIDED BY (USED) IN:
       Operating activities                $ 70,703     $ 58,016      $      42         $ 128,761     $ 22,614          $   996
       Investing activities                $ 14,912     $ (8,690)     $(513,638)        $(507,416)    $(26,510)         $  (240)
       Financing activities                $(15,046)    $(21,075)     $ 455,209         $ 419,088     $  2,956          $ 1,044




                                                                 OPERATING
                                              PRO FORMA         PARTNERSHIP
                                             ADJUSTMENTS         PRO FORMA
                                            --------------     ---------------
REVENUES:
     Property rentals                           $   2,186 (QQ)      $ 241,972

     Expense reimbursements                                            64,295
     Other income                                                       3,565
                                            --------------     ---------------
                                                    2,186             309,832
                                            --------------     ---------------
EXPENSES:
     Operating                                                        119,012

     Depreciation and amortization                  8,126 (NN)         49,942


     General and administrative                                         8,162

     Amortization of officer's deferred
        compensation expense                                            2,083
                                            --------------     ---------------
                                                    8,126             179,199
                                            --------------     ---------------
Operating income (loss)                            (5,940)            130,633
     (Loss) income applicable to
        Cold Storage                               13,885 (GG)          5,539
     Income applicable to Alexander's                                   7,956
     Equity in net income of
        management companies                                            3,326
     Equity in net income of investees              2,191 (RR)          5,609
     Interest income on mortgage
        notes receivable                            3,998 (OO)          6,577
     Interest and dividend income                                       5,667
     Interest and debt expense                    (15,300) (HH)       (79,312)
                                                  (10,072) (PP)

     Net gain on marketable                                               913
     securities
                                            --------------     ---------------
Net income (loss)                                 (11,238)             86,908
Preferred unit distributions                                          (19,800)
     Preferred allocations                                            (10,372)
                                            --------------     ---------------
Net income (loss) applicable to
   Class A units                                $ (11,238)          $  56,736
                                            ==============     ===============
Net income per Class A unit,
   based on 49,206,884 and
   52,203,966 units, respectively                                   $    1.09
                                                                ==============

OTHER DATA:
Funds from Operations (2):
     Net income (loss) applicable to
        Class A units                           $ (11,238)            $56,736
     Depreciation and amortization
        of real property                            8,126              48,936
     Straight-lining of property rent
        escalations                                                   (12,423)
     Leasing fees received in excess
        of income recognized                                            1,805
     Proportionate share of adjustments
        to income from equity
        investments to arrive at FFO                                   30,256
                                            --------------     ---------------
                                                $  (3,112)          $ 125,310
                                            ==============     ===============

CASH FLOW PROVIDED BY (USED) IN:
       Operating activities                     $  (3,112)          $ 147,305
       Investing activities                     $(130,000)          $(664,166)
       Financing activities                     $ 130,000           $ 553,088

(1) Certain revenue and expense items have been reclassified to conform to Vornado's presentation.

(2) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Operating Partnership's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a supplemental measure of Operating performance and along with cash flow from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Operating Partnership to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations may not be comparable to similarly titled measures employed by other REITs since a number of REITs, including the Operating Partnership's, method of calculating funds from operations is different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

         NOTES TO CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


PREVIOUSLY REPORTED ACQUISITIONS (MENDIK COMPANIES, 90 PARK AVENUE AND ARBOR REALTY TRUST):

Pro Forma June 30, 1997 Balance Sheet:

(A)      Reclassification of investment in 90 Park Avenue to real estate.

(B) Assumed issuance of 2,997,082 common shares, with a fair value of $102,100 (based on an average price of $34.066 per share), in exchange for all of the common shares of Arbor.

(C) Write-off of deferred assets of Arbor as reflected in the values allocated to the real estate and the debt in accordance with APB No. 16.

Pro Forma June 30, 1997 Income Statement:

(D) To adjust rentals for the period from January 1, 1997 to April 14, 1997 arising from the straight-lining of property rentals for rent escalations based on the remaining terms of the applicable Mendik leases.

(E) To reflect adjustments required to record the Company's investment in the Mendik management company for the period from January 1, 1997 to April 14, 1997 under the equity method of accounting.

(F) Increase in depreciation for the period from January 1, 1997 to April 14, 1997 due to allocation of the Mendik purchase price.

(G) Adjustment to depreciation based on allocation of the Arbor purchase price and the reclassification of the 90 Park Avenue investment to real estate.

(H) Reflects the elimination of Arbor management expenses in connection with the merger.

(I) Increase in equity in investees for the period from January 1, 1997 to April 14, 1997 due to net decrease in interest expense on refinanced Mendik debt.

(J) Elimination of interest income earned on mortgage loan receivable from 90 Park Avenue for the period from May 7, 1997 (date of acquisition) to June 30, 1997.

(K) Reflects decrease in interest expense and loan cost amortization for the period from January 1, 1997 to April 14, 1997 resulting from the reduction and refinancing of Mendik debt.

(L) Reflects interest expense of $4,410 for the six months ended June 30, 1997 (January 1, 1997 to May 6, 1997) on the 90 Park Avenue investment of $185,000, based on an average interest rate of approximately 7.0%.

(M) Reflects elimination of amortization of deferred financing costs of $589 for the six months ended June 30, 1997 on existing Arbor debt.

(N) To reflect preferential distributions for the period from January 1, 1997 to April 14, 1997 relating to the Mendik Transaction.

(O) To reflect preferred stock dividends at a rate of 6.50% plus amortization of the underwriting discount for the period from January 1, 1997 to April 14, 1997 on the proportionate number of Series A Preferred Shares used to fund the Mendik acquisition.

Pro Forma December 31, 1996 Income Statement:

(P) To adjust rentals arising from the straight-lining of property rentals for rent escalations based on the remaining terms of the applicable Mendik leases.

(Q) To reflect adjustments required to record the Company's investment in the Mendik management company under the equity method of accounting.

(R)      Increase in Mendik operating expenses due to contract changes.

(S) Increase in depreciation due to preliminary allocation of the Mendik purchase price.

(T) Adjustment to depreciation based on allocation of the Arbor purchase price and the reclassification of the 90 Park Avenue investment to real estate.

(U) Reflects the elimination of Arbor management expenses in connection with the merger.

(V) Increase in equity in investees, due to net decrease in interest expense on refinanced Mendik debt.

(W) Reflects decrease in interest expense and loan cost amortization resulting from the reduction and refinancing of the Mendik debt.

(X) Reflects interest expense on the 90 Park Avenue investment of $185,000, based on an average interest rate of approximately 7.0%.

(Y) Reflects elimination of amortization of deferred financing costs on existing Arbor debt.

(Z)      To reflect preferential distributions relating to the Mendik
         Transaction.

(AA) To reflect preferred stock dividends at a rate of 6.50% plus amortization of the underwriting discount on the proportionate number of Series A Preferred Shares used to fund the Mendik acquisition.

         NOTES TO CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


COLD STORAGE:

     On September 26, 1997, Vornado entered into merger agreements pursuant to which its newly formed Preferred Stock Affiliates will acquire Americold Corporation and URS Logistics, Inc. (collectively, "Cold Storage"). The Preferred Stock Affiliates entered into an agreement with Crescent Real Estate Equities Limited Partnership ("Crescent") to make these acquisitions. While a definitive structure has not yet been determined, it is anticipated that Vornado will own directly or indirectly an approximate 60% non-voting interest in Cold Storage. Accordingly Vornado expects to account for this investment on the equity method. In connection with the acquisition of Americold, certain of Americold's existing debt may be in default upon completion of the merger.
Below is summarized pro forma information of Cold Storage:


           COLD STORAGE CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                                  JUNE 30, 1997
                             (AMOUNTS IN THOUSANDS)

                                                             HISTORICAL
                                                  ------------------------------------                             PRO FORMA
                                                     AMERICOLD              URS             PRO FORMA                COLD
                                                    CORPORATION*      LOGISTICS, INC.      ADJUSTMENT               STORAGE
                                                  -----------------  -----------------  -----------------      -----------------

ASSETS:
     Cash and cash equivalents                         $    16,315         $    3,728                                 $   20,043
     Property, plant, equipment, and
        capitalized leases, net                            375,501            255,692         $  492,833 (a)           1,124,026
     Cost in excess of net assets                                                             $  197,133 (a)             197,133
        acquired, net                                       73,496                               (73,496)(b)                   -
     Other                                                  58,099             28,692            (11,000)(c)              75,791
                                                  -----------------  -----------------  -----------------      -----------------
                                                       $   523,411         $  288,112         $  605,470             $1,416,993
                                                  =================  =================  =================      =================
LIABILITIES:
     Accounts payable, accrued
        expenses and other                             $    60,705         $   13,651                                 $   74,356
     Long-term debt                                        469,823            164,016                                    633,839
     Capitalized leases                                                        18,206                                     18,206
     Deferred income taxes and other                       103,554             49,905            197,133  (a)            350,592
                                                  -----------------  -----------------  -----------------      -----------------
                                                           634,082            245,778            197,133               1,076,993

(DEFICIT) EQUITY                                          (110,671)            42,334         $  492,833 (a)             340,000
                                                                                                 (73,496)(b)
                                                                                                 (11,000)(c)
                                                  -----------------  -----------------  -----------------      -----------------
                                                       $   523,411         $  288,112         $  605,470              $1,416,993
                                                  =================  =================  =================      =================

VORNADO'S SHARE OF EQUITY                                                                                             $  204,000
                                                                                                               =================

* As of the last day of August 1997

(a) To preliminarily allocate the purchase cost to property, plant and equipment, cost in excess of net assets acquired and the tax effect thereon.

(b) To write-off cost in excess of net assets acquired in accordance with Accounting Principles Board Opinion No. 16 ("APB No. 16").

(c)   To write-off deferred loan costs in accordance with APB No. 16.

         NOTES TO CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


COLD STORAGE (CONTINUED):

         COLD STORAGE CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                             (AMOUNTS IN THOUSANDS)

                                                          HISTORICAL
                                           ------------------------------------------                             PRO FORMA
                                                AMERICOLD                 URS               PRO FORMA               COLD
                                               CORPORATION*         LOGISTICS, INC.        ADJUSTMENTS             STORAGE
                                           -------------------   --------------------  ------------------     ------------------
Revenues                                           $  145,807          $      76,319                              $     222,126
Operating expenses                                    112,023                 57,241        $      1,211  (d)           170,475
                                           -------------------   --------------------  ------------------     ------------------
Gross operating margin                                 33,784                 19,078              (1,211)                51,651

Other income (expense):
      Interest expense                                (27,816)                (9,183)              9,275 (e)            (27,131)
                                                                                                     593 (f)
      Depreciation and amortization                   (10,534)                (7,872)             (5,615)(g)            (24,021)
      Management fees                                                                             (7,084)(h)             (7,084)
      Other, net                                          785                    103                                        888
                                           -------------------   --------------------  ------------------     ------------------

(Loss) income before income taxes                      (3,781)                 2,126              (4,042)                (5,697)
Benefit (provision) for income taxes                      992                   (829)             (1,217)(i)             (1,054)
                                           -------------------   --------------------  ------------------     ------------------
Net (loss) income                               $      (2,789)         $       1,297      $       (5,259)         $      (6,751)
                                           ===================   ====================  ==================     ==================
VORNADO'S SHARE OF NET LOSS                                                                                       $      (3,970)
                                                                                                              ==================

* For the period ended on the last day of August 1997

         COLD STORAGE CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                             (AMOUNTS IN THOUSANDS)

                                                          HISTORICAL
                                           ------------------------------------------                              PRO FORMA
                                                AMERICOLD                 URS               PRO FORMA                COLD
                                              CORPORATION*         LOGISTICS, INC.        ADJUSTMENTS               STORAGE
                                           -------------------   --------------------  ------------------     ------------------
Revenues                                           $  310,767            $   144,229                              $     454,996
Operating expenses                                    242,213                107,190        $      2,422 (d)            351,825
                                           -------------------   --------------------  ------------------     ------------------
Gross operating margin                                 68,554                 37,039              (2,422)               103,171

Other income (expense):
      Interest expense                                (57,863)               (18,037)             18,549 (e)            (56,166)
                                                                                                   1,185 (f)
      Depreciation and amortization                   (20,697)               (14,574)            (11,229)(g)            (46,500)
      Management fees                                                                            (14,169)(h)            (14,169)
      Other, net                                          862                    263                                      1,125
                                           -------------------   --------------------  ------------------     ------------------

(Loss) income before income taxes                      (9,144)                 4,691              (8,086)               (12,539)
Benefit (provision) for income taxes                    2,604                 (1,827)             (2,433)(i)             (1,656)
                                           -------------------   --------------------  ------------------     ------------------
Net (loss) income                               $      (6,540)        $        2,864       $     (10,519)         $     (14,195)
                                           ===================   ====================  ==================     ==================
VORNADO'S SHARE OF NET LOSS                                                                                       $      (8,346)
                                                                                                              ==================

* For the period ended on the last day of February 1997

(d) To adjust amortization of cost in excess of net assets acquired in accordance with APB No. 16.

(e) To adjust decrease in interest expense from the refinancing of $600,000 of existing debt at a rate of 8.5%.

(f) To eliminate amortization of deferred loan costs in accordance with APB No. 16.

(g) To adjust depreciation expense based on the preliminary allocation of the purchase cost.

(h) To reflect non-taxable management fees due to Vornado's based on 1% of the combined Cold Storage assets.

(i)      To reflect income taxes on pro forma adjustments at 40%.

         NOTES TO CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


COLD STORAGE (CONTINUED):

The acquisition will be recorded under "purchase accounting" applying the provisions of APB No. 16. The estimated purchase price at the date of acquisition is comprised of:

                                                                      Vornado's
                                                     Total            60% Share
                                                   ----------         ----------
Cash                                               $  289,000         $  173,400
Estimated fees and expenses                            51,000             30,600
                                                   ----------         ----------
                                                      340,000            204,000
Debt                                                  660,000            396,000
                                                   ----------         ----------
                                                   $1,000,000         $  600,000
                                                   ==========         ==========

The respective purchase costs were allocated to acquired assets and assumed liabilities using their relative fair values as of the closing dates, based on valuations and other studies which are not yet complete. Accordingly, the excess of the purchase cost over the net assets acquired has not yet been allocated to individual assets and liabilities. However, Vornado believes that the excess purchase price will be allocated principally to property, plant and equipment.

FOOTNOTES:

Pro Forma June 30, 1997 Balance Sheet:

(BB) To reflect loan receivable in connection with Cold Storage acquisition.


Pro Forma June 30, 1997 Income Statement:

(CC) To reflect Vornado's share of net loss per the Cold Storage Condensed Consolidated Pro Forma Income Statement for the Six Months Ended June 30, 1997.

(DD) To reflect Vornado's share of the management fee income received from Cold Storage.

(EE) To reflect interest expense at 7.5% on the loans by Vornado in connection with the Cold Storage acquisition.


Pro Forma December 31, 1996 Income Statement:

(FF) To reflect Vornado's share of net loss per the Cold Storage Condensed Consolidated Pro Forma Income Statement for the Year Ended December 31, 1996.

(GG) To reflect Vornado's share of the management fee income received from Cold Storage.

(HH) To reflect interest expense at 7.5% on the loans by Vornado in connection with the Cold Storage acquisition.

UNRELATED ACQUISITIONS:

On April 18, 1997, Vornado acquired the Montehiedra Town Center in San Juan, Puerto Rico from Kmart for $74 million of which $63 million is newly issued 10 year financing. The Montehiedra shopping center, which opened in 1994, contains 525,000 square feet, including a 135,000 square foot Kmart.

On June 30, 1997, Vornado acquired for approximately $26 million four properties previously owned by affiliates of the Riese Organization. These properties are located in midtown Manhattan. Vornado also made a $41 million mortgage loan to Riese Affiliates cross collateralized by ten other Manhattan properties. This five year increasing rate loan bears an initial interest rate of 9.75%.

On September 22, 1997 Vornado entered into an agreement to acquire a 15% limited partnership interest in Charles E. Smith Commercial Realty Limited Partnership for $60 million. Charles E. Smith Commercial Realty Limited Partnership is being formed to own interests in and manage approximately 7.2 million square feet of office properties in Crystal City, Alexandria, Virginia, a suburb of Washington D.C., and to manage an additional 14 million square feet of office and other commercial properties in the Washington D.C. area. The Crystal City properties in which Charles E. Smith Commercial Realty Limited Partnership will own an interest are now owned by various Charles E. Smith affiliates.


On September 25, 1997 Vornado acquired a 40% interest in Hotel Pennsylvania, which is located on Seventh Avenue in New York City, opposite Madison Square Garden. The property was acquired in a joint venture with Hotel Properties Limited and Planet Hollywood International, Inc. The venture intends to create a sports-themed hotel and entertainment complex. Under the joint venture agreement, Hotel Properties Limited and Planet Hollywood International, Inc. will have 40% and 20% interests, respectively. The joint venture acquired the hotel for approximately $159 million, of which $120 million is newly-issued 5 year financing. The Hotel Pennsylvania contains approximately 800,000 square feet of hotel space with 1,700 rooms and 400,000 square feet of retail and office space. Vornado will manage the site's retail and office space, and Hotel Properties will manage the hotel.

FOOTNOTES:

Pro Forma June 30, 1997 Income Statement:

(II) Adjustment to depreciation expense for the period from January 1, 1997 to date of acquisitions based on the allocation of the purchase price.

(JJ) Adjustment to interest income for the period from January 1, 1997 to the date of the Riese acquisition on mortgage note receivable $41,000 at a rate of 9.75%.

(KK) Adjustment to interest expense for the period from January 1, 1997 to date of acquisitions based on the amount of the investments.

(LL) To reflect rent from new leases entered into with the Riese organization.

(MM) To reflect equity in income from investment in Charles E. Smith Commercial Realty Limited Partnership and the Hotel Pennsylvania.


Pro Forma December 31, 1996 Income Statement:

(NN) Adjustment to depreciation based on the allocation of the purchase price.

(OO) Adjustment to interest income on the mortgage note receivable with the Riese organization of $41,000 at a rate of 9.75%.

(PP) Adjustment to interest expense based on the amount of the investments.

(QQ) To reflect rent from new leases entered into with the Riese organization.

(RR) To reflect equity in income from investment in Charles E. Smith Commercial Realty Limited Partnership and the Hotel Pennsylvania.


Pro Forma June 30, 1997 Balance Sheet:

(SS) To reflect investments in Charles E. Smith Commercial Realty Limited Partnership ($60,000) and Hotel Pennsylvania ($17,000).

                               VORNADO REALTY L.P.


                                   SIGNATURES






Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                     VORNADO REALTY L.P.
                                             -----------------------------------
                                                        (Registrant)


                                         By: Vornado Realty Trust
                                             General Partner


Date:  October 8, 1997                                /s/ Joseph Macnow
                                             -----------------------------------
                                                        JOSEPH MACNOW
                                                       Vice President,
                                                   Chief Financial Officer

                              INDEX TO EXHIBITS


                                                                       Page
Exhibit No.                         Exhibit                          Reference
-----------                         -------                          ---------

   23.1                    Consent of KPMG Peat Marwick LLP             80

   23.2                    Consent of KPMG Peat Marwick LLP             81

   23.3                    Consent of Deloitte & Touche LLP             82

   23.4                    Consent of Deloitte & Touche LLP             83

   23.5                    Consent of Deloitte & Touche LLP             84

   99.1                    Press Release, dated September 22, 1997,
                           of Vornado Realty Trust, announcing the
                           acquisition of a 15% limited partnership
                           interest in Charles E. Smith Commercial
                           Realty, L.P.                                 85

   99.2                    Press Release, dated September 25, 1997,
                           of Vornado Realty Trust, announcing the
                           acquisition of a 40% interest in Hotel
                           Pennsylvania.                                86

   99.3                    Press Release, dated September 29, 1997,
                           of Vornado Realty Trust, announcing the
                           acquisition of Americold Corporation and
                           URS Logistics, Inc. and the formation of
                           a partnership with Crescent Real Estate
                           Equities Company.                            87

   99.4 Agreement and Plan of Merger, dated as of September 26, 1997 among Vornado Realty
                           Trust, Atlanta Parent, Inc., Atlanta
                           Storage Acquisition Co. and URS Logistics,
                           Inc.                                         88

   99.5 Agreement and Plan of Merger, dated as of September 26, 1997 among Vornado Realty
                           Trust, Portland Parent, Inc. Portland
                           Storage Acquisition Co. and Americold
                           Corporation.                                151

   99.6 Agreement dated September 28, 1997 between Atlanta Parent Incorporated, Portland
                           Parent Incorporated and Crescent Real
                           Estate Equities, Limited Partnership.       214